SUBJECT TO COMPLETION, DATED MAY 3, 2010

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement is not an offer to sell, nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT (To prospectus dated April 13, 2010)

up to U.S. $

The Republic of Argentina

8.75% Global Bonds due 2017

__________________________

The bonds will mature on                , 2017.  Argentina will pay interest on the bonds each                  and                , commencing               , 2010. The bonds will not be redeemable before maturity and will not be entitled to the benefit of any sinking fund.

The bonds will be direct, unconditional, unsecured and unsubordinated obligations of Argentina, ranking pari passu, without any preference, among themselves and with all of Argentina’s other present and future unsecured and unsubordinated external indebtedness.

The bonds will contain provisions regarding acceleration (if applicable) and future modifications to their terms (commonly referred to as “collective action clauses”), as described in the sections entitled “Description of the Securities—Default and Acceleration of Maturity” and “Description of the Securities—Collective Action Clauses” on pages 20 and 21, respectively, of the accompanying prospectus.  Under those provisions, modifications affecting certain reserved matters, including modifications to payment and other important terms, may be made to the bonds with the consent of the holders of 75% of the aggregate principal or notional amount outstanding, and to multiple series of New Securities (including the bonds offered hereby), other than those governed by Argentine law, with the consent of the holders of 85% of the aggregate principal or notional amount outstanding of all affected series and 66⅔% in aggregate principal or notional amount outstanding of each affected series.

For a discussion of risk factors that you should consider in evaluating this offer, see “Risk Factors” beginning on page S - 4 of this prospectus supplement and page 7 of the accompanying prospectus.

Application has been made to list the bonds on the Official List of the Luxembourg Stock Exchange and to have the bonds admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and application will be made to list the bonds on the Buenos Aires Stock Exchange and to have the bonds admitted to trading on the Mercado Abierto Electrónico.

	Price to Public	Discount and Commission	Proceeds to Argentina, before expenses
Per bond	%	%	%
Total	up to U.S. $	up to U.S. $	up to U.S. $

Delivery of the bonds, in book-entry form only, is expected to be made on or about                , 2010.

Concurrently with this offering, Argentina is inviting owners of certain of its existing outstanding bonds to submit offers to exchange their eligible securities for a combination of either discount bonds, 8.75% global bonds due 2017 (which we refer to as the “2017 Globals”) and GDP-linked securities or par bonds, a cash payment and GDP-linked securities. The 2017 Globals have identical terms and conditions to the bonds offered in this offering.  The Invitation (as defined below) is being made in the United States pursuant to a prospectus and a prospectus supplement filed with the SEC and a number of offering documents filed in other jurisdictions, including an offering document in compliance with EU regulation filed in Luxembourg.  The completion of the Invitation is conditioned on Argentina’s receipt of the proceeds from this offering of the bonds and other conditions described in the Invitation.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

__________________________

Barclays Capital	Citi	Deutsche Bank
__________________________

The date of this prospectus supplement is                   , 2010.

This document does not constitute an offer of securities in any jurisdiction where such offer is unlawful.

In this document, references to “we,” “our” and “us” are to the Republic of Argentina, or “Argentina.”  References to "you" and "your" are to potential investors.

INTRODUCTION

We are responsible for the information contained in this document and the documents incorporated herein by reference.  We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you.  Neither the delivery of this document nor any sale made pursuant hereto shall under any circumstances, create any implication that there has been no change in our condition since the date of this document.

Argentina is furnishing this document to you solely for use in the context of this offering and for Luxembourg listing purposes.

Argentina is a foreign sovereign state.  Consequently, it may be difficult for you to obtain or realize upon judgments of courts or arbitral awards in the United States and other jurisdictions against Argentina.

The bonds that Argentina issues in the United States are being offered under Argentina’s registration statement (file no. 333-163784) (the “Registration Statement”) initially filed with the United States Securities and Exchange Commission (the “SEC”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), on December 16, 2009, and declared effective by the SEC on April 13, 2010.

The accompanying prospectus provides you with a general description of the securities that Argentina may offer under its Registration Statement, and this document contains specific information about the terms of this offering and the bonds.  This document also adds, updates or changes information provided in the accompanying prospectus.  Consequently, before you participate in this offering, you should read this document, the accompanying prospectus and the Annual Report, together with the documents incorporated by reference and described under “Incorporation by Reference” and “General Information—Where You Can Find More Information” in this document.

None of Argentina, any underwriter, or the Luxembourg listing agent has expressed any opinion as to whether the terms of this offering are fair.  None of Argentina, any underwriter, or the Luxembourg listing agent makes any recommendation that you purchase the bonds, and no one has been authorized by Argentina, any underwriter, or the Luxembourg listing agent to make any such recommendation.

INCORPORATION BY REFERENCE

The SEC allows Argentina to incorporate by reference some information that Argentina files with the SEC.  Argentina can disclose important information to you by referring to these documents.  The following documents are considered a part of and incorporated by reference in this document and the accompanying prospectus:

•
Amendment No. 4 to Argentina’s Annual Report on Form 18-K/A for the year ended December 31, 2008 (which includes certain information updated as of December 31, 2009), as filed with the SEC on April 9, 2010, SEC file no. 033-70734; and

•
each other amendment to the Annual Report on Form 18-K/A, and each subsequent Annual Report on Form 18-K and any amendment thereto on Form 18-K/A, filed on or after the date of this document and before the Expiration Date.

We refer to Amendment No. 4 to Argentina’s Annual Report as the “Annual Report.”  Information that Argentina files with the SEC in the form of any amendment to the Annual Report on Form 18-K/A, any subsequent Annual Report on Form 18-K and any amendment thereto on Form 18-K/A filed on or after the date of this document and before the Expiration Date will update and supersede earlier information that it has filed.

You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

100 F Street, N.E.
Washington, D.C.  20549

Please call the SEC at 1-800-SEC-0330 for further information.  In addition, electronic SEC filings of Argentina are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

GLOBAL OFFERING

The offering is being made in the United States on the basis of this document and the accompanying prospectus, and in Luxembourg and certain Member States of the European Economic Area (“EEA”) (each, a “Member State”) that have implemented the Prospectus Directive (Directive 2003/71/EC) (each, a “Relevant Member State”) on the basis of a separate prospectus dated the date hereof (the “PD Prospectus”).  The offering is also being made on the basis of this document and the accompanying prospectus, or on the basis of the PD Prospectus, in certain jurisdictions where Argentina and the underwriters are relying on exemptions from regulatory approval by the relevant authorities.

The offering being made pursuant to this document and the accompanying prospectus and the PD Prospectus constitute one and the same offering, subject to the same terms and conditions (as set forth in this document), except as required by applicable law or as otherwise noted in this document.

The offering is only being extended where permitted by law, and only in accordance with the applicable laws, rules and regulations of the relevant jurisdiction.

No action has been or will be taken in any jurisdiction (except the United States and, subject to certain conditions, Argentina, Austria, Germany, Luxembourg, the Netherlands, Spain and the United Kingdom) that would permit a public offering of the bonds, or the possession, circulation or distribution of this document, the PD Prospectus or any offering materials where action for that purpose is required.  Accordingly, the bonds may not be offered, sold or exchanged, directly or indirectly, and neither this document, the PD Prospectus nor any other offering material or advertisement in connection with this offering may be distributed or published, in or from any such jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.  A holder outside the United States may participate in this offering only as provided under “Jurisdictional Restrictions.”

CERTAIN LEGAL RESTRICTIONS

The distribution of materials related to this offering and the transactions contemplated by this offering may be restricted by law in certain jurisdictions.  If materials related to this offering come into your possession, you are required by Argentina to inform yourself of and to observe all of these restrictions.  The materials related to this offering do not constitute, and may not be used in connection with, an offer or solicitation in any jurisdiction where offers or solicitations are not permitted by law.  Participants in this offering outside the United States and Luxembourg should carefully review the restrictions and limitations applicable in certain jurisdictions and the manner in which this offering will be made in such jurisdictions, as set forth under “Jurisdictional Restrictions.”

If a jurisdiction requires that this offering be made by a licensed broker or dealer and any underwriter or any affiliate of any underwriter is a licensed broker or dealer in that jurisdiction, this offering shall be deemed to be made by such underwriter or such affiliate on behalf of Argentina in that jurisdiction.

Until 40 days after                      , 2010, all dealers effecting transactions in the bonds in the United States, whether or not participating in the distribution, may be required to deliver a copy of this document and the accompanying prospectus.

SUMMARY OF THE OFFERING

This summary highlights information contained elsewhere in this document.  It is not complete and may not contain all the information that you should consider before investing in the bonds.  You should read this document, the documents incorporated therein by reference and the accompanying prospectus in their entirety, including the “Risk Factors” section therein, carefully.

Issuer	The Republic of Argentina.
Securities Offered	8.75% Global Bonds due , 2017.
Issue Price	% of the principal amount.
Currency	U.S. dollars.
Final Maturity	, 2017.
Interest
8.75% per annum, payable semi-annually in arrears on                  and                  of each year, commencing on                 , 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
All interest on the bonds will be payable in cash on each interest payment date.

Seniority
The bonds will be direct, unconditional, unsecured and unsubordinated obligations of Argentina, and will rank pari passu and without preference among themselves by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all of Argentina’s other present and future unsecured and unsubordinated External Indebtedness (as defined in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Negative Pledge”).

Redemption
The bonds will not be redeemable before maturity and will not be entitled to the benefit of any sinking fund.  Nevertheless, Argentina may at any time purchase the bonds and hold or resell them or surrender them to the trustee for cancellation.

Denomination	The bonds will be issued in denominations of U.S.$1.00 and integral multiples thereof.
Form and Settlement
Argentina will issue the bonds in the form of one or more global securities in fully registered form. Bonds to be held in Clearstream, Luxembourg and Euroclear  will be registered in the name of a nominee of a common depositary for Clearstream, Luxembourg and Euroclear and deposited with that common depositary.  You may hold a beneficial interest directly if you have an account with Clearstream, Luxembourg, or Euroclear or indirectly through a financial institution that has an account with either of these clearing systems.  The bonds will not be made eligible for clearance, settlement or trading in the book-entry system of The Depository Trust Company (“DTC”).  Each of Caja de Valores, Clearstream Banking AG, Iberclear, Monte Titoli S.p.A., OEKB and SIS has an account with one or both of these clearing systems. As an owner of a beneficial interest in the bonds, you will generally not be entitled to have your bonds registered in your name, will not be entitled to receive certificates in your name evidencing the bonds and will not be considered the holder of any bonds under the indenture.

Listing
Application has been made to list the bonds on the Luxembourg Stock Exchange and to have the bonds admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and application will be made to list the bonds on the Buenos Aires Stock Exchange and to have the bonds admitted to trading on the Mercado Abierto Electrónico.

Taxation	For a discussion of the tax consequences associated with the bonds, see “Taxation.”
Concurrent Invitation
Concurrently with this offering, Argentina is inviting owners of certain of its existing outstanding bonds to submit offers to exchange their eligible securities  (the “Invitation”) for a combination of either discount bonds, 8.75% global bonds due 2017 (the “2017 Globals”) and GDP-linked securities or par bonds, a cash payment and GDP-linked securities. We refer to the discount bonds, the par bonds, the 2017 Globals and the GDP-linked Securities as the “New Securities”.  The 2017 Globals have identical terms and conditions to the bonds offered in this offering.  The Invitation is being made in the United States pursuant to a prospectus and a prospectus supplement filed with the SEC and a number of offering documents filed in other jurisdictions, including an offering document in compliance with EU regulation filed in Luxembourg.  The completion of the Invitation is conditioned on Argentina’s receipt of the proceeds from this offering of the bonds and other conditions described in the Invitation.

Class Voting / Fungibility
The bonds offered hereby, together with all bonds issued pursuant to the Invitation that are denominated in dollars and are governed by New York law, will be deemed to constitute part of a single series of securities under the indenture for purposes of voting on amendments or modifications to their terms and for purposes of voting on acceleration of their maturity or remedies upon an event of default.  See “Description of the Bonds—Class Voting; Fungibility.”

Additional Amounts
Argentina will make payments of principal and interest in respect of the bonds without withholding or deduction for or on account of any present or future Argentine taxes, duties, assessments or governmental charges of whatever nature except as set forth in “Description of the Securities—Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Further Issues
Argentina may, from time to time without the consent of holders of the bonds, create and issue additional securities ranking pari passu with the bonds and having the same terms and conditions as the bonds, or the same terms and conditions except for the amount of the first payment of interest or other amounts on such additional securities, or, if applicable, the initial interest or other payment date or interest accrual date.  Argentina may consolidate any such additional securities to form a single series with the bonds.

Trustee	The Bank of New York Mellon will act as trustee for the bondholders. The address of the trustee can be found on the back page of this document.
Underwriters	Banco Barclays, S.A., Citicorp Capital Markets S.A. and Deutsche Securities Sociedad de Bolsa S.A.
Securities Codes	The bonds will be assigned the following securities codes:
	ISIN	Common Code
	XS0501195480	050119548
Governing Law	The governing law of the bonds will be New York law.
Luxembourg Listing Agent	The Bank of New York Mellon (Luxembourg) S.A. will act as Luxembourg listing agent for the listing of the bonds on the Luxembourg Stock Exchange. The address and telephone number of the Luxembourg listing agent can be found on the back cover page of this document.
Underwriters’ Discount and Commission	The underwriters will be entitled to receive a discount or commission in respect of the bonds in an amount equal to % of the aggregate principal amount of bonds offered hereby.

RISK FACTORS

Your decision to participate in this offering involves risk.  We urge you to read carefully this document, the accompanying prospectus and the documents incorporated herein by reference in their entirety and to note, in particular, the following risk factors, as well as those risk factors set forth in the accompanying prospectus beginning on page 7.

Existing holders of Argentina’s defaulted securities may attempt to challenge the progress or consummation of this offering or may attempt to attach assets in connection with this offering, in particular any proceeds of this offering

Argentina may be subject to efforts by hold-out creditors to enjoin or otherwise prevent the consummation of this offering or to attach assets in connection with this offering and Argentina may delay or terminate this offering if litigation frustrates its purpose.  Creditors have obtained numerous judgments against Argentina and some have sought to enforce their claims actively through attachments, injunctions or other proceedings. Argentina cannot assure you that hold-out creditors will not take other actions that may, or that a court will not, enjoin, impede or delay this offering or that this offering may not be delayed or terminated due to creditor attachment attempts.  While Argentina intends to oppose vigorously these and any other efforts to challenge this offering, we can offer no assurances of success and Argentina may delay or terminate this offering if litigation frustrates its purpose.

The bonds are new issues of securities and the trading market for such bonds may be limited; the price at which the bonds will trade in the secondary market is uncertain

The bonds are new securities for which there currently is no established trading market.  We cannot assure you that any liquid market will develop for the bonds.  Although Argentina has been advised by the underwriters or their affiliates that they or their affiliates intend to make a market in the bonds, they are under no obligation to do so and may discontinue market-making at any time without notice.  Consequently, we cannot assure you that a market for the bonds will develop, or if one does develop, that it will continue for any period of time.  If an active market for the bonds fails to develop or continue, this failure could make it more difficult to sell your bonds and could harm the trading price of the bonds.  Argentina has submitted an application to list the bonds on the Luxembourg Stock Exchange and to have the bonds admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and will apply to list the bonds on the Buenos Aires Stock Exchange and to have the bonds admitted to trading on the Mercado Abierto Electrónico.  Nevertheless, we can offer no assurance that any such applications, if made, will be approved before the closing date or at all.

If any of the bonds are traded after their initial issuance, they may trade at a discount from their initial issue price or principal amount, depending upon many factors, including prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.  Any decline in trading prices, regardless of the cause, may adversely affect the liquidity and trading markets for the bonds.  We can make no assurance as to the liquidity of trading markets for Argentina’s public debt or guarantee that the bondholders will be able to sell the bonds in the future.  The failure of a market for Argentina’s bonds to develop or continue could make it more difficult to sell your bonds and could harm the trading price of the bonds, and holders may be able to resell them only after an extended period of time, if at all.

Argentina may elect not to proceed with this offering, and you will not receive any bonds if Argentina elects not to proceed with this offering.

We will not be committed to issue the bonds until the underwriting agreement is signed on the closing date and may elect not to proceed with this offering at any time before then for any reason.  The underwriters will not be committed to buy the bonds until they sign the underwriting agreement on the closing date, and settlement is subject to certain approvals and to certain other conditions being satisfied.  If we decide not to proceed with this offering, or the underwriters do not sign the underwriting agreement, or if the conditions to settlement are not met, you will not receive any bonds.

RECENT DEVELOPMENTS

The information included in this section supplements the information about Argentina corresponding to the headings below that is contained in Exhibit D to Argentina’s Annual Report.  To the extent that the information included in this section differs from the information set forth in the Annual Report, you should rely on the information in this section.  Capitalized terms used but not defined herein shall have the meanings set forth in the Annual Report.

Foreign Trade and Balance of Payments

China

Recently, Argentina and China have sustained differences in relation to technical standards applicable to exports of soy crude oil from Argentina to China.  Argentina’s total exports to China in 2009 were U.S.$4.0 billion, of which soy-oil (crude and refined soy-oil) represented approximately 36.2%.  In 2009, exports of soy-oil to China represented approximately 2.6% of Argentina’s total exports, which amounted to U.S.$55.8 billion.  Both countries are in negotiations regarding this issue and are seeking to resolve it.

Monetary System

On April 13, 2010, the Chamber of Deputies rejected the emergency decree that created the Debt Repayment Fund.  A decision by the Senate is pending.

On April 14, 2010 the Senate approved Ms. Marcó del Pont’s appointment as Governor of the Central Bank.

Public Sector Debt

Intra-Public Sector Financings

In the first quarter of 2010, Argentina issued the following intra-public sector debt:

•	Bonar X in an aggregate amount equal to U.S.$911 million with an annual interest rate of 7% and maturing in 2017;

•	Peso-denominated Treasury notes in an aggregate amount equal to U.S.$221 million with an annual interest rate ranging from 13.36% to 13.43% and maturing in 2011; and

•	Peso-denominated temporary advances from the Central Bank in an aggregate amount equal to U.S.$2.5 billion with a zero coupon interest rate and maturing one year after the date of each issuance.

USE OF PROCEEDS

The net proceeds of the sale of the bonds will be approximately U.S. $                 , after deduction of the discount and commission allowed to the underwriters, and of certain expenses payable by Argentina estimated at U.S. $1,000,000.  Argentina will use the proceeds for general budgetary purposes of the Government of Argentina.

DESCRIPTION OF THE BONDS

This document describes the terms of the bonds in greater detail than the accompanying prospectus and may provide information that differs from the accompanying prospectus.  If the information in this document differs from the accompanying prospectus, you should rely on the information in this document.

Argentina will issue the bonds under the trust indenture dated as of June 2, 2005 between Argentina and The Bank of New York Mellon, as trustee, as supplemented by the first supplemental indenture dated April 30, 2010.  The information contained in this section summarizes some of the terms of the bonds and the trust indenture.  You should read the information set forth below together with the section “Description of the Securities” in the accompanying prospectus, which summarizes the general terms of the bonds and the trust indenture. Because this is a summary, it does not contain all of the information that may be important to you as a potential investor in the bonds.  Argentina, therefore, urges you to read the trust indenture, the first supplemental indenture, the Decree no. 1953 dated December 9, 2009, the Joint Resolution from the Secretary of the Treasury and the Secretary of Finance to be issued no more than three business days following the pricing date, the forms of the securities in making your investment decision.  Argentina has filed or will file copies of these documents with the United States Securities and Exchange Commission and will also file copies of these documents at the offices of each of the trustee and the Luxembourg listing agent, where they will be made available to you.

General Terms of the Bonds

The bonds will:

•	mature on , 2017;

•	be denominated in U.S. dollars;

•	have an issue price of ;

•
bear interest, payable semi-annually in arrears, computed on the basis of a 360-day year of twelve 30-day months at a rate per annum of 8.75%.  Interest on the bonds will accrue from and including             , 2010, to but excluding             , 2017.  All interest on the bonds will be payable in cash on each interest payment date.  Interest payment dates for the bonds are              and              of each year. The first such interest payment date will be            , 2010;

•	pay interest and principal to persons in whose names the bonds are registered at the close of business on the business day preceding the corresponding payment date;

•
not be redeemable before maturity and will not be entitled to the benefit of any sinking fund.  Nevertheless, Argentina may at any time purchase the bonds and hold or resell them or surrender them to the trustee for cancellation;

•	be direct, unconditional, unsecured and unsubordinated obligations of Argentina and do not have the benefit of any separate undertaking of other government entities (including the Central Bank);

•	be represented by one or more global securities in fully registered form only, without coupons;

•	be available in definitive form only under certain limited circumstances (as described below);

•	be issued in denominations of U.S.$1.00;

•	represent a claim to their full principal at maturity (plus accrued but unpaid interest) or upon earlier acceleration in accordance with the terms;

•	be redeemed at par on the maturity date;

•	be governed by New York law; and

•	be eligible for clearance and settlement in Euroclear and Clearstream, Luxembourg.

Payments

The trustee will make payments to the common depositary for Euroclear or Clearstream, Luxembourg, or its nominee, as the registered owner of the bonds, which will receive the funds for distribution to the bondholders.

Bondholders will be paid in accordance with the procedures of the relevant clearing system and its direct participants, if applicable.  Neither Argentina nor the trustee shall have any responsibility or liability for any aspect of the records of, or payments made by, the relevant clearing system or its nominee or direct participants, or any failure on the part of the relevant clearing system or its direct participants in making payments to holders of the bonds from the funds they receive.  Notwithstanding the foregoing, Argentina’s obligations to make payments of principal, interest or other amounts on the bonds shall not have been satisfied until such payments are received by the common depositary (or its nominee), as registered holder of the bonds.

If any date for an interest or principal payment is not a business day, Argentina will make the payment on the next business day.  Argentina will treat such payments as if they were made on the due date, and no interest on the bonds will accrue as a result of the delay in payment.

For the purpose of this section, a “business day” means any day that is not a Saturday or Sunday, and that is not a day on which banking or trust institutions are authorized generally or obligated by law, regulation or executive order to close in New York City or the City of Buenos Aires and that is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

Paying Agents and Transfer Agent

The trustee will maintain, at Argentina’s expense, a trustee paying agent in a Member State of the European Union that is not obliged to deduct or withhold tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such Directives. The trustee has initially appointed The Bank of New York Mellon (One Canada Square, London E14 5AL) to serve as its trustee paying agent and transfer agent in London.  The trustee will promptly provide notice of the termination or appointment of, or of any change in the office of, any trustee paying agent or transfer agent. If Argentina issues definitive securities, and until the bonds are paid, the trustee will appoint, at Argentina’s expense, a trustee paying agent and transfer agent in a Western European city for payment on and transfers of the bonds (which will include Luxembourg, so long as the bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require).

Class Voting; Fungibility

The bonds offered hereby, together with all bonds issued pursuant to the Invitation that are denominated in dollars and are governed by New York law, will be deemed to constitute part of a single series of securities under the indenture for purposes of voting on amendments or modifications to their terms and for purposes of voting on acceleration of their maturity or remedies upon an event of default.

Further Issues

Under the terms of the trust indenture, Argentina may, from time to time without the consent of holders of the bonds, create and issue additional securities ranking pari passu with the bonds and having the same terms and conditions as the bonds, or the same terms and conditions except for the amount of the first payment of interest or other amounts on such additional securities, or, if applicable, the initial interest or other payment date or interest accrual date.  Argentina may consolidate any such additional securities to form a single series with any outstanding bonds.

Any such additional debt securities, however, may not have, for purposes of U.S. federal income taxation, a greater amount of OID than the bonds have as of the date of the issuance of such additional debt securities.

Seniority

The bonds will constitute the direct, unconditional, unsecured and unsubordinated obligations of Argentina and will rank pari passu and without preference among themselves by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all of Argentina’s other present and future unsecured and unsubordinated External Indebtedness (as defined in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Negative Pledge”).

Notices

Argentina will deliver all notices to bondholders by first-class prepaid mail to each holder’s address as it appears in the register for the bonds.

In addition, as long as the bonds are listed on the Luxembourg Stock Exchange, Argentina will publish all notices on the website of the Luxembourg Stock Exchange (http://www.bourse.lu) or, if publication is not practicable, Argentina will publish in another manner consistent with the rules of the Luxembourg Stock Exchange.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

Governing Law

The bonds will be governed by the laws of the State of New York, except with respect to authorization and execution of the securities and the trust indenture by Argentina, which will be governed by the laws of Argentina.

Jurisdiction

Subject to certain exceptions, under the trust indenture and the terms and conditions of the bonds issued pursuant thereto, Argentina will submit to the jurisdiction of the following courts in connection with any suit, legal action or proceeding against Argentina with respect to the bonds: any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York and the courts of Argentina.

In addition, Argentina will agree that a final non-appealable judgment in any proceeding described above will be binding upon it and may be enforced by a suit upon such judgment in any such courts or in any other courts that may have jurisdiction over Argentina.

Registration and Book-Entry System

The bonds will be represented by interests in one or more permanent global securities in fully registered form, without interest coupons attached, which will be registered in the name of a nominee of a common depositary of Euroclear and Clearstream, Luxembourg and which will be deposited with that common depositary on or before the settlement date.  Financial institutions, acting as direct and indirect participants in either Euroclear or Clearstream, Luxembourg, will represent your beneficial interests in the global security.  These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts, eliminating the need for physical movement of securities.

If you wish to hold securities through the Euroclear or Clearstream, Luxembourg system, you must either be a direct participant in Euroclear or Clearstream, Luxembourg or hold securities through a direct participant in Euroclear or Clearstream, Luxembourg.  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with Euroclear or Clearstream, Luxembourg.  Each of Caja de Valores, Clearstream Banking AG, Iberclear, Monte Titoli S.p.A., OEKB and SIS has an account with one or both of these clearing systems.  Indirect participants are securities brokers and dealers, banks, trust companies and trustees that do not have an account with Euroclear or Clearstream, Luxembourg, but that clear through or maintain a custodial relationship with a direct participant.  Thus, indirect participants have access to the Euroclear or Clearstream, Luxembourg system through direct participants.

The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form.  Such laws may impair the ability to transfer beneficial interests in the bonds to such persons.

In sum, you may elect to hold your beneficial interests in the bonds:

•	through Euroclear or Clearstream, Luxembourg;

•	through organizations that participate in such systems.

The bonds will not be made eligible for clearance, settlement or trading in the book-entry system of DTC.

As an owner of a beneficial interest in the global securities, you will generally not be considered the holder of any bond under the trust indenture.

Definitive Securities

Argentina will issue securities in definitive form in exchange for interests in a global security only if:

•
Euroclear or Clearstream, Luxembourg is closed for a continuous period of 14 days, announces an intention permanently to cease business or does in fact do so, or is not registered or ceases to be exempt from registration under the U.S. Securities Exchange Act of 1934, as amended;

•	at any time Argentina decides it no longer wishes to have all or part of such bonds represented by global securities; or

•
the trustee determines, upon the advice of counsel, that it is necessary to obtain possession of such bonds in definitive form in connection with any proceedings to enforce the rights of holders of such bonds.

In connection with the exchange of interests in a global security for securities in definitive form under any of the conditions described above, such global security will be deemed to be surrendered to the trustee for cancellation, and Argentina will execute, and will instruct the trustee to authenticate and deliver, to each beneficial owner identified by the relevant clearing system, in exchange for its beneficial interest in such global security, an equal aggregate principal amount of definitive securities.

If Argentina issues definitive securities, they will have the same terms and authorized denominations as the bonds.  The registered holder will receive payment of principal and interest in respect of definitive securities at or through the offices of the trustee in New York City or, if applicable, at or through the offices of any other trustee paying agent appointed by the trustee.  The registered holder may present definitive securities for transfer or exchange according to the procedures in the trust indenture at the corporate trust office of the trustee in New York City and, if applicable, at the offices of any other transfer agent appointed by the trustee.  See “—Paying Agents and Transfer Agents.”

The Luxembourg Stock Exchange will be informed before Argentina issues definitive securities.  If Argentina issues definitive securities, it will publish a notice on the website of the Luxembourg Stock Exchange announcing procedures for payments of principal and interest in respect of or transfer of definitive securities in Luxembourg.

When you surrender a definitive security for transfer or exchange for securities of different authorized form and denomination, the trustee or the transfer agent, as the case may be, will authenticate and deliver to you a security or securities of the appropriate form and denomination and of the same aggregate principal amount as the security you are surrendering.  You will not be charged a fee for the registration of transfers or exchanges of definitive securities.  However, you may be charged for any stamp, tax or other governmental or insurance charges that must be paid in connection with the transfer, exchange or registration of transfer of definitive securities.  Argentina, the trustee and any other agent appointed by the trustee or Argentina may treat the person in whose name any definitive security is registered as the owner of such security for all purposes.

If any definitive security becomes mutilated, destroyed, stolen or lost, you can replace it by delivering the definitive security or evidence of its loss, theft or destruction to the trustee.  Argentina and the trustee may require you to sign an indemnity under which you agree to pay Argentina, the trustee or any other agent appointed by the trustee for any losses they may suffer relating to the definitive security that was mutilated, destroyed, stolen or lost.  Argentina and the trustee may also require you to present other documents or proof.  After you deliver these documents, if neither Argentina nor the trustee has notice that a bona fide purchaser has acquired the definitive security you are exchanging, Argentina will execute, and the trustee will authenticate and deliver to you, a substitute definitive security with the same terms as the definitive security you are exchanging.  You will be required to pay all expenses and reasonable charges associated with the replacement of this definitive security.

In case any mutilated, destroyed, stolen or lost debt security has become or will become due and payable within 15 calendar days following its delivery to the trustee for replacement, Argentina may pay such definitive security instead of replacing it.

CLEARANCE AND SETTLEMENT

The information in this section concerning Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources Argentina believes to be reliable.  Argentina makes no representation or warranty with respect to this information, other than that it has been accurately extracted and/or summarized from those sources.

Arrangements have been made with each of Euroclear and Clearstream, Luxembourg to facilitate issuance of the bonds.  Transfers within Euroclear and Clearstream, Luxembourg will be in accordance with the usual rules and operating procedures of the relevant system.

Although Euroclear and Clearstream, Luxembourg have agreed to the following procedures to facilitate transfers of interests in the bonds among participants in Euroclear and Clearstream, Luxembourg, as applicable, they are under no obligation to perform or to continue to perform these procedures and these procedures may be discontinued at any time.  Neither Argentina nor the trustee will have any responsibilities for the performance by Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The Clearing Systems

General information with respect to each of Euroclear and Clearstream, Luxembourg is set forth in the accompanying prospectus (under “Description of the Securities — Description of Debt Securities — Clearing Systems”).

Settlement

You must hold your bonds through Euroclear or Clearstream, Luxembourg accounts or through direct or indirect participants and you must follow the settlement procedures applicable to conventional Eurobonds in registered form.  Bonds are expected to be credited to the securities custody accounts at Euroclear and Clearstream, Luxembourg on the closing date. Each of Caja de Valores, Clearstream Banking AG, Iberclear, Monte Titoli S.p.A., OEKB and SIS has an account with one or both of these clearing systems.

The bonds will not be made eligible for clearance, settlement or trading in the book-entry system of DTC.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important for you to establish at the time of a secondary market trade the location of both the purchaser’s and seller’s accounts to ensure that settlement can be made on the desired value date.

Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

TAXATION

The following discussion summarizes certain Argentine, U.S., Luxembourg, Austrian, German, Dutch, Spanish and U.K. tax considerations that may be relevant to you if you purchase the bonds.  This summary is based on laws and regulations in effect in Argentina, Luxembourg, Austria, Germany, the Netherlands, Spain and the United Kingdom and laws, regulations, rulings and decisions now in effect in the United States.  Any change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules.  You should consult your tax advisor about the tax consequences of purchasing and holding the bonds, including the relevance to your particular situation of the considerations discussed below, as well as of foreign, state, local or other tax laws.

Argentine Federal Income Tax Consequences

The following discussion summarizes certain aspects of Argentine federal taxation that may be relevant to you if you are a holder of bonds who is an individual that is a non-resident of Argentina or a legal entity that is neither organized in, nor maintains a permanent establishment in Argentina (a “Non-Resident Holder of Bonds”).  This summary may also be relevant to you if you are a Non-Resident Holder of Bonds in connection with the holding and disposition of the bonds.  The summary is based on Argentine laws, rules and regulations now in effect, all of which may change.

This summary is not intended to constitute a complete analysis of the tax consequences under Argentine law of the receipt, ownership or disposition of the bonds, in each case if you are a non-resident of Argentina, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Argentina.

If (a) you purchase bonds pursuant to this offering, and (b) you are a Non-Resident Holder of Bonds, the receipt of bonds will not result in any withholding or other Argentine taxes.  The purchase of bonds pursuant to this offering will not be subject to any stamp or other similar Argentine taxes.

Under Argentine law, as currently in effect, if you are a Non-Resident Holder of Bonds, interest and principal payments on the bonds will not be subject to Argentine income or withholding tax.

If you are a Non-Resident Holder of Bonds and you obtain capital gains resulting from any trade or disposition of bonds, you will not be subject to Argentine income or other taxes if you have no connection with Argentina other than as a holder of an interest in the bonds.

U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of an investment in the bonds that may be material to you as a U.S. Holder.  You are a U.S. Holder if you are a beneficial owner of the bonds that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the bonds.  This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to your decision to invest in the bonds, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address all of the tax consequences that may be relevant to persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark-to-market and dealers in securities or currencies; persons that will hold the bonds as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes; persons whose functional currency is not the U.S. dollar; persons that will not hold the bonds as capital assets; persons that do not acquire the bonds pursuant to the initial cash offering; persons subject to the alternative minimum tax; or partnerships or other entities classified as partnerships for U.S. federal income tax purposes.  In addition, the discussion does not describe any tax consequences arising out of the laws of any state, local or foreign jurisdiction.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE BONDS AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Interest and Original Issue Discount on the Bonds

In general, for U.S. federal income tax purposes you will include stated interest payable on the bonds in gross income at the time that such payments are accrued or are received, in accordance with your usual method of tax accounting.

The bonds may be issued with OID for U.S. federal income tax purposes.  The bonds will be issued with OID for U.S. federal income tax purposes if their stated principal amount exceeds their cash issue price unless such excess is less than a de minimis amount (which is equal to 0.25% times the stated principal amount of the bonds multiplied by the number of whole years to maturity).  The issue price of the bonds will be the first price at which a substantial amount of the bonds are issued for cash, which in this instance will be the initial cash issue price.

As discussed in more detail below, you will be required to include OID on the bonds in your gross income in advance of the receipt of the corresponding cash payments on such bonds.  The amount of OID with respect to the bonds will be equal to the excess of (i) the stated principal amount of the bonds, over (ii) the issue price of the bonds.

In general, if you hold the bonds you will be required to include OID, if any, in gross income under a constant-yield method over the term of the bonds in advance of cash payments attributable to such income, regardless of whether you are a cash or accrual method taxpayer.  Under this treatment, you will include in ordinary gross income the sum of the “daily portions” of OID on the bonds for all days during the taxable year that you own the bonds.  The daily portions of OID on a bond are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period.  Accrual periods may be of any length and may vary in length over the term of the bonds, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period.  The amount of OID on a bond allocable to each accrual period will be determined by multiplying the “adjusted issue price” (as defined below) of the bond at the beginning of the accrual period by the “yield to maturity” (as defined below) of such bond and subtracting from that product the amount of any interest allocable to that accrual period.  The amount of OID that you will be required to take into account will be reduced by the amount of any acquisition premium, as described below.

The “adjusted issue price” of a bond at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods.  The “yield to maturity” of a bond will be the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value of all payments on the bond to equal the issue price of such bond.  Your initial tax basis in a bond will be increased over time by the amount of OID included in your gross income.

If your initial tax basis in a bond is less than its stated principal amount, but greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of OID to reflect this “acquisition premium.”

Sale, Exchange or Disposition of the Bonds

You will generally recognize gain or loss on the sale, exchange or other disposition of the bonds in an amount equal to the difference between the amount you realize on such sale, exchange or other disposition (less any accrued interest, which will be taxable as interest income) and your tax basis in the bonds.  The gain or loss that you recognize on the sale, exchange or retirement of a bond generally will be capital gain or loss and will be long-term capital gain or loss if you have held the bond for more than one year on the date of disposition.

Luxembourg Tax Consequences

The following is a summary discussion of certain material Luxembourg tax consequences with respect to the offering of the bonds.  The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor, and does not purport to include tax considerations that arise from rules of general application or that are generally assumed to be known by investors.  It is not intended to be, nor should it be construed to be, legal or tax advice.  This discussion is based on Luxembourg laws and regulations as they stand on the date of the offering materials and is subject to any change in law or regulations or changes in interpretation or application thereof that may take effect after such date.  Persons considering participating in this offering should therefore consult their own professional advisors as to the effects of state, local or foreign laws and regulations, including Luxembourg tax law and regulations, to which they may be subject.

Withholding Tax

Non-Residents

Under Luxembourg tax law currently in effect and except as provided for by the laws of June 21, 2005 (the “2005 Laws”) implementing the Directive 2003/48/EC on taxation of savings income in the form of interest payments (the “EU Savings Directive”), there is no withholding tax for non-resident holders of the bonds on payments of fixed or floating interest (including accrued but unpaid interest) and on payments received upon redemption or repayment of the principal or upon a purchase or exchange of the bonds.

On June 3, 2003, the European Council approved the EU Savings Directive and under the related Accords with certain dependent or associated territories of the European Union (the “EU”) and certain non-EU Member States (together the “relevant States”), EU Member States will be required to provide to the fiscal authorities of another EU Member State and all the relevant States details of payments of interest or similar income made by a paying agent within its jurisdiction to an individual or certain types of entities called “residual entities” resident in that other EU Member State or a relevant State, except that Austria and Luxembourg instead operate a withholding system for a transitional period in relation to such payments, unless during such period they elect otherwise.

Under the 2005 Laws, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the immediate benefit of an individual or certain types of entities called “residual entities”, who as a result of an identification procedure implemented by the paying agent are identified as residents or are deemed to be residents of an EU Member State or a relevant State other than Luxembourg, will be subject to a withholding tax unless the relevant beneficiary has adequately instructed the relevant paying agent to provide details of the relevant payments of interest or similar income to the fiscal authorities of his/her country of residence or deemed residence or has provided a tax certificate from his/her fiscal authority in the format required by the 2005 Laws to the relevant paying agent.

Where withholding tax is applied, payments of interest and similar income are currently subject to a withholding to be made by the relevant paying agent at the rate of 20% for the period until June 30, 2011 and at a rate of 35% thereafter.

Payments of interest or similar income under the bonds to the clearing systems and payments by or on behalf of Clearstream, Luxembourg, to financial intermediaries will not give rise to a withholding tax under Luxembourg law.

Residents

In accordance with the law of December 23, 2005 as amended by the law of July 17, 2008 on the introduction of a withholding tax on certain interest payments on savings income, interest on bonds paid by a Luxembourg paying agent to an individual holder who is a resident of Luxembourg or to certain foreign residual entities securing the interest payments for the benefit of such individual holder will be subject to a withholding tax of 10% which will operate a full discharge of income tax due on such payments for individual holders, holding the bonds in the frame of their private wealth.

Luxembourg resident individuals, acting in the course of their private wealth, can opt to self-declare and pay a 10% tax on interest payments by paying agents located in an EU Member State other than Luxembourg, a Member State of the EEA or in a State or territory which has concluded an international agreement directly related to the EU Savings Directive. The 10% tax represents the final tax liability on interest received for the Luxembourg resident individuals receiving the interest payment in the course of their private wealth and can be reduced in consideration of foreign withholding tax, based on double tax treaties concluded by Luxembourg.  Individual Luxembourg resident holders of the bonds receiving the interest as business income must include this interest in their taxable basis; if applicable, the aforementioned 10% levied will be credited against their final income tax liability.

Interest on bonds paid by Luxembourg paying agent to residents of Luxembourg, which are neither individuals nor residual entities, will not be subject to any withholding tax.

When used in the preceding paragraphs, the terms “interest”, “residual entity” and “paying agent” have the meanings given thereto in the 2005 Laws (or the relevant Accords).

Income deriving from the Bonds

Non-Luxembourg Resident Holders

Holders of the bonds will not become residents or be deemed to be resident in Luxembourg by reason only of the holding of the bonds.

Holders of the bonds who are non-resident of Luxembourg and who do not hold such bonds through a permanent establishment in Luxembourg are not liable to any Luxembourg income tax, whether they receive payments of principal, payments of interest (including accrued but unpaid interest), payments received upon redemption, repurchase or exchange of such bonds, or realize capital gains on the sale of such bonds.

Luxembourg Resident Holders - General

Bondholders who are tax resident in Luxembourg, or non-resident bondholders who have a permanent establishment in Luxembourg to which or to whom such bonds are attributable, must for income tax purposes include any interest and other income received or accrued on such bonds in their taxable income.  Individuals who are tax residents in Luxembourg are deemed to have been taxed on net income if the withholding tax at the payment rate of 10% referred to above has been levied.  They will not be liable for any Luxembourg income tax on repayment of principal.

Luxembourg Resident Individuals

Luxembourg resident individual bondholders who do not hold such bonds as business assets are not subject to taxation on capital gains upon the disposal of such bonds, unless their disposal precedes their acquisition or they are disposed of within six months of the date of their acquisition.  Upon a repurchase, redemption or exchange of such bonds after expiration of the six month period from their acquisition, the portion of repurchase, redemption or exchange price corresponding to accrued but unpaid interest is subject to the withholding tax of 10%.  Luxembourg resident individual bondholders who hold such bonds as business assets are subject to tax as described in relation to “Luxembourg Resident Companies” below.

Luxembourg Resident Companies

Luxembourg resident companies (organismes à caractère collectif), holding bonds, or foreign entities of the same type who have a permanent establishment or permanent representative in Luxembourg to which or to whom such bonds are attributable, must include in their taxable income interest accrued on such bonds and, on a sale, repurchase, redemption or exchange, the difference between the sale, repurchase, redemption or exchange price (including accrued but unpaid interest) and the lower of the cost or book value of such bonds sold, repurchased, redeemed or exchanged.

Luxembourg Companies Benefiting from a Special Tax Regime

A Luxembourg resident holder of bonds that is governed by any of the following: (i) the law of July 31, 1929 as repealed on pure holding companies or (ii) the laws of December 20, 2002 and February 13, 2007 on undertakings for collective investment and (iii) the law of May 11, 2007 on family estate management companies will not be subject to any Luxembourg income tax in respect of interest received or accrued on such bonds, or on gains realized on the sale or disposal of such bonds.

Net Wealth Tax

Luxembourg net wealth tax will not be levied on a holder of bonds, unless (i) such bonds are attributable to a business enterprise or part thereof or which is carried on in Luxembourg or through a permanent establishment or a permanent representative of a non-resident company in Luxembourg.  In such a case, the holder of such bonds must take such bonds into account for the purposes of Luxembourg wealth tax, except if the holder of such or bonds is governed by any of the following:  (i) the law of July 31, 1929 on pure holding companies; (ii) the laws of December 20, 2002 and February 13, 2007 on undertakings for collective investment; (iii) the law of March 22, 2004 on securitization; (iv) the law of June 15, 2004 on the investment company in risk capital; or (v) the law of May 11, 2007 on family estate management companies.

Other Tax Consequences

Stamp Taxes and Transfer Taxes

There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by the bondholders as a consequence of the exchange or sale or the issuance of the bonds, nor will any of these taxes be payable as a consequence of a subsequent transfer, repurchase or redemption of the bonds.

Gift Taxes

No estate or inheritance tax is levied on the transfer of bonds upon death of a holder of bonds in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes, and no gift tax is levied upon a gift of bonds if the gift is not passed before a Luxembourg notary or recorded in a deed registered in Luxembourg.  Where a holder of bonds is a resident for tax purposes of Luxembourg at the time of his or her death, the bonds are included in his or her taxable estate for inheritance tax or estate tax purposes.

Value-added Tax

There is no Luxembourg value-added tax payable in respect of payments pursuant to the Offer or in respect of the payment of interest or principal under the bonds or the transfer of the bonds. Luxembourg value-added tax may, however, be payable in respect of fees charged for certain services rendered to the Issuer, if for Luxembourg value-added tax purposes such services are rendered or deemed to be rendered in Luxembourg and an exemption from Luxembourg value-added tax does not apply with respect to such services.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS AS TO THE PARTICULAR LUXEMBOURG TAX CONSEQUENCES OF YOUR PARTICIPATING IN THE OFFER.

Withholding Tax under EU Regulation 809/2004

EU Regulation 809/2004 requires disclosure of taxes to be withheld at source in the issuer’s home jurisdiction and in all jurisdictions within the EU where securities are either offered to the public or admitted to trading.

Austria

The following is a brief summary of certain tax consequences with respect to this offering based on Austrian tax law.  This description does not purport to address all aspects of Austrian taxation that may be relevant to any particular holder of the bonds.  This summary is based upon Austrian tax law and administrative practice by Austrian tax authorities, both applicable as of the date of the offering materials.  In both areas, the laws and treaties and their interpretation by the tax authorities and courts may change and such changes may have retroactive effect.  This summary does not address tax law of other states and aspects of tax treaties (as defined below) as concluded between Austria and other states.

Potential participants in this offering should consult their tax advisers to receive information about the Austrian tax consequences of the acquisition, ownership, and disposition, in a sale or as a gift, of the bonds and about the procedure for obtaining a possible refund of Austrian withholding tax paid.  Only tax advisers are in a position to adequately take into account a special tax situation of the individual holder of the bonds.

Exceptions to the tax regime described in this section “Taxation – Withholding Tax under EU Regulation 809/2004 – Austria” may apply to certain holders of the bonds that are not discussed herein.

An individual resident in Austria is subject to Austrian income tax (Einkommensteuer) on his worldwide income (unlimited tax liability).  An individual is treated as resident if he has either a permanent domicile available in Austria or if he has his habitual abode there; otherwise, he is a non-resident individual.  A non-resident individual is subject to income tax only on his income from certain Austrian sources (limited tax liability).

Corporations resident in Austria (domestic corporations) are subject to Austrian corporate income tax (Körperschaftsteuer) on their worldwide income whether or not remitted to Austria (unlimited tax liability).  A company is considered Austrian resident if its effective management is in Austria or if it is incorporated in Austria. Non-resident companies are liable for taxes only on certain Austrian source income (limited tax liability).

Under Austrian tax law, individuals are subject to income tax pursuant to the Austrian Income Tax Act (“EStG”) generally at progressive tax notes between 0% and 50%.  Corporate entities are subject to corporate income tax at a rate of 25% pursuant to the Austrian Corporate Income Tax Act (“KStG”).

Such Austrian taxation may be restricted or reduced by double-taxation treaties (for the purpose of this subsection, “tax treaties”).  Interest derived from Argentina by Austrian individuals or corporations were only taxable in Argentina according to the double taxation treaty between Austria and Argentina.  Argentina unilaterally terminated the double taxation treaty with Austria on June 30, 2008. Hence, interest payments from Argentina to Austrian individuals or corporations are taxable in Austria.  The termination of the double taxation agreement is effective as of January 1, 2009. In order to avoid a potential double taxation for interest payments as of January 1, 2009, an application for a foreign tax credit can be made according to § 48 Austrian Federal Fiscal Code (Bundesabgabenordnung)

Taxation of Bondholders

Taxation of interest payments and capital gains

Residents of Austria

Income derived from the bonds by individuals with a domicile or their habitual abode in Austria (individuals) or by corporate investors with their corporate seat or place of management in Austria (corporations) is taxable pursuant to the EStG or the KStG.

Generally, income arising from the bonds will qualify as capital income from debt-securities (Kapitalerträge aus Forderungswertpapieren).  Capital income arising from the bonds includes interest payments as well as the difference between the calculated issue price and the redemption price (in case of a note with a term of at least 5 years and agreed regular interest payments, a 2% tax-exempt threshold applies pursuant to the Austrian Income Tax Act).

If such capital income is paid out by an Austrian paying institution (kuponauszahlende Stelle) directly to residents (within the meaning of the respective Austrian tax law), it is subject to 25% Austrian withholding tax (Kapitalertragsteuer, “KESt”).  The paying institution withholds 25% Austrian withholding tax and pays it to the competent Austrian tax authority. The withholding tax also applies to proportionate capital income due to the disposal of the bonds during the term (broken-period interest).  Withholding tax is withheld on the date the cash is received for the proportionate capital income.

If in the absence of a disposal of the bonds, there is a transfer of the bonds from one Austrian deposit account to another Austrian deposit account held with the same bank, such transfer may go ahead without triggering Austrian withholding tax.  If there is a transfer of the bonds from one Austrian deposit account to another Austrian deposit account held with a different bank, Austrian withholding tax will be deducted by the bank from which the bonds have been transferred.  The receiving bank receives a credit in the same amount.

The change of residence of a holder of bonds from Austria to a destination outside Austria triggers broken-period interest income subject to withholding tax.  The law furthermore provides that in this case as well as where continuing residents of Austria transfer the bonds to a deposit account outside Austria, but within the EU or within certain states that are party to the EEA, such withholding tax on interest may be refunded, upon which Austrian-related interest income shall be declared to the Austrian tax authorities in the course of a regular income tax return of the holder of bonds.  On application of the holder of bonds, the tax liability associated with such interest income may be deferred up to such point in time when the capital income will actually be received.

Provided that the bonds have legally and factually been offered to an unlimited group of persons (“public offer”), the 25% withholding tax constitutes a final taxation (Endbesteuerung) for all individuals, no matter whether they act as private investors or hold the bonds as business assets.  Final taxation means that no further income tax will be assessed and the capital income is not to be included in the investor’s income tax return.  As a consequence of the final taxation, expenses in connection with the bonds are not deductible.  However, there is an option to have such interest payments in respect of notes assessed together with any other income, if more favorable than final taxation.  In that case, the withholding tax on interest payments would be treated as a prepayment on income tax (corporate income tax) and the withholding tax on interest payments is credited against the tax liability for the respective year.

If the paying institution is located outside of Austria, no Austrian withholding tax is levied, but the income derived from the bonds has to be declared in the Austrian tax return by the Austrian resident.  For individuals, in case of a public offer of the bonds, a special tax rate of 25% is applicable as a final tax.  Austrian corporations are taxed at the normal tax rate of 25%.

If the individual’s rate of income tax for taxable income including all taxable capital income is lower than the 25% withholding tax or, in case of the paying institution being located outside of Austria, the 25% special tax, the withholding tax or the special tax will, if requested, be credited against the income tax liability and the excess amount shall be refunded.

For corporate investors holding bonds as business assets, the 25% withholding tax is not treated as a final taxation and the income from the bonds remains taxable at the corporate income tax rate of 25%.  However, such corporate investors may avoid the application of withholding tax by filing a declaration of exemption.

Austrian private foundations (Privatstiftungen) as provided for under the Austrian Private Foundations Act (Privatstiftungsgesetz) that fulfill the conditions contained in Sec 13(1) KStG, are exempt from the 25% withholding tax.  However, in case of a public offer of the bonds, capital income derived from the bonds by Austrian private foundations is subject to 12.5% interim corporate income tax.  This 12.5% interim corporate income tax may be credited to the extent distributions are made, subject to the 25% withholding tax.  If there is no public offer of the bonds or if they are held by the Austrian private foundation as business assets, the tax rate is 25%; capital gains from the disposal of the bonds realized within the one year speculative period are subject to 25% corporate income tax. The interest income has to be declared in the tax declaration of the private foundation

In addition, capital gains from the disposal of the bonds by private investors (i.e. the bonds with a domicile or their habitual residence in Austria are not held as part of business assets) are subject to taxation if the disposal of the bonds takes place within one year after the date of the acquisition (“speculative period”).  Such “speculative” gains are taxed as income at regular income tax rates if aggregate profits from speculative transactions exceed €440 in a specific calendar year; aggregate losses from speculative transactions cannot be offset against other taxable income.  Those capital gains have to be declared in the tax declaration of the private investor.

Upon disposal of the bonds, capital income (i.e., amounts in the size of broken-period interest) is taxed as set out above.  Capital gains from the disposal of the bonds held by individuals as business assets in Austria remain taxable irrespective of the one-year speculative period.  These capital gains are taxed at regular income tax rates.

Capital gains realized by corporate shareholders from the disposal of the bonds are subject to the 25% corporate income tax.

Non-residents of Austria

Income derived from the bonds by non-residents without a permanent establishment in Austria is not taxable in Austria, but the relevant foreign tax laws have to be taken into account.  For non-resident individuals who are residents of other EU Member States and certain dependent or associated territories, the EU Withholding Tax applies as set forth below.

Thus, non-resident investors are not subject to the 25% Austrian withholding tax if they keep the bonds in an Austrian deposit account and prove their non-resident-status to the paying institution by disclosing their identity and address.  Non-residents who are Austrian citizens or citizens of a neighboring country will have to confirm their non-resident status in writing.

If any Austrian withholding tax is deducted by the paying institution, the tax withheld is creditable or refundable to the non-resident investor upon his application to the competent Austrian tax authority, which has to be filed within five calendar years following the date of the imposition of the withholding tax.

In case of a paying institution outside Austria, no Austrian withholding tax is levied, but the relevant foreign tax laws have to be taken into account.

Where non-residents receive income from the bonds as part of business income taxable in Austria (limited tax liability), they will be subject to the same tax treatment as Austrian resident investors.

Capital gains from the disposal of the bonds are only taxable in Austria if the bonds are part of the business assets of an Austrian permanent establishment.  In this case, the applicable tax rates for individuals and corporations not resident in Austria are the same as the tax rates applicable to residents of Austria.

EU Withholding Tax

In Austria, under the EU Withholding Tax Act (EU Quellensteuergesetz) which transforms the EU Savings Directive into Austrian national law, interest payments from the bonds (including the difference between the calculated issue price and the redemption price, and broken-period interest) made by paying institutions in Austria to beneficial owners who are individuals resident for tax purposes in another EU Member State and certain dependent or associated territories are subject to EU withholding tax.

Interest payments are subject to the EU withholding tax in Austria at a rate of 20% during the period from July 1, 2008 to June 30, 2011 and 35% thereafter (from July 1, 2011 onwards).  The term “interest” may have a different meaning for the purpose of the EU Withholding Tax Act than in other taxation laws.

No EU withholding tax will be levied if the beneficial owner presents to his paying institution a certificate as provided for under Article 10 of the EU Withholding Tax Act drawn up in his name by the competent authority of his EU Member State of residence for tax purposes.

Inheritance and Gift Tax

In 2007, the Austrian Constitutional Court declared relevant provisions governing Austrian inheritance and gift tax unconstitutional and granted the legislature a grace period for the amendment of the unconstitutional provisions leading to the effect that tax on inheritances and gifts as then enacted could only be levied for occurrences triggering the tax prior to August 1, 2008.

Under the terms of the new Austrian Gift Registration Act of 2008 (Schenkungsmeldegesetz 2008) the Austrian legislature enacted two relevant provisions: (i) while leaving the Inheritance and Gift Tax Act in place it enacted subparagraph 13 into § 34, paragraph 1, of the Inheritance and Gift Tax Act which stipulates that taxes due under that act will not be levied for occurrences which trigger the tax obligation after July 31, 2008 and (ii) introduced into the Austrian Federal Fiscal Code (Bundesabgabenordnung) a duty to register certain gifts.  The registration must be effectuated within three months of the acquisition that leads to the relevant threshold being exceeded.  The obligation to register gifts is triggered if either or both the donor and recipient have their domicile, habitual abode, corporate seat or place of management in Austria at the time of acquisition of the gift.

The above summary is not exhaustive. It does not take into account special considerations that may apply in a particular situation.  Investors and other interested parties should obtain individual tax advice in connection with the acquisition and holding as well as the sale, repayment or exchange of the bonds.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS AS TO THE PARTICULAR AUSTRIAN TAX CONSEQUENCES OF YOUR PARTICIPATING IN THE OFFER.

Germany

The following section is a brief summary of certain important German tax consequences, which are or may be relevant to the holding, sale or other disposition as well as the redemption of bonds by a holder (an individual or a corporation) that is tax resident in Germany (i.e., a holder, which has its permanent residence, habitual abode, statutory seat or effective place of management in Germany, a “German Holder”) or by a holder that is not tax resident in Germany but holds the bonds in a permanent establishment or a fixed place of business in Germany or by a holder that has a different connection to Germany.  The discussion does not purport to be an exhaustive description of all the tax considerations that may be relevant to such holders (e.g., church tax is not covered by this description).  The discussion is based on the tax laws applicable at the time of preparation of this Prospectus, including the double taxation treaty concluded between Germany and Argentina (the “Treaty”). The tax laws (including the Treaty) may be subject to change, possibly with retroactive effect.

Taxation of German Holders

Withholding Tax

If the bonds are held by a German Holder and deposited in a custodial account with or administered by a German Disbursing Agent (i.e., a bank, a financial services institution, including a German branch of a foreign bank or financial services institution, but excluding a foreign branch of a German bank or financial services institution, a securities trading enterprise or a securities trading bank, each as defined in the German Banking Act (Gesetz über das Kreditwesen)), the German Disbursing Agent is generally obliged to withhold tax at a rate of 25% (plus 5.5% solidarity surcharge thereon, resulting in an aggregate withholding rate of 26.375%) from the gross amount of the interest payments on bonds to be disbursed or credited to the German Holder.

The Treaty entitles German tax residents to credit a notional withholding tax in the amount of 15% of interest payments derived from Argentina against their personal or corporate income tax, irrespective of whether the interest was in fact subject to Argentine withholding tax (the “Notional Withholding Tax”). The German Disbursing Agent may reduce the amount of German withholding tax on interest payments by the amount of the Notional Withholding Tax on such payments if the bonds are held by an individual German Holder as private assets (a “German Private Investor”).

If the bonds are held by a German Holder and deposited in a custodial account with or administered by a German Disbursing Agent or if the German Disbursing Agent conducts the sale or another disposition of the bonds, the German Disbursing Agent is generally obliged to withhold tax on the capital gains derived from the sale, disposition, redemption, or, as the case may be, from the payment at the maturity of the bonds, which are disbursed or credited by the German Disbursing Agent. The capital gains are determined as the difference between (a) the proceeds from the sale, disposition, redemption or, as the case may be, payment at the maturity of the bonds, including payments for interest that accrued up to a disposition of bonds and that is credited separately (Stückzinsen), and (b) the acquisition costs of the bonds and expenses that are directly connected with the disposition.

A disadvantageous calculation of capital gains as basis for withholding may apply if the German Holder has not kept the bonds in a custodial account with the same German Disbursing Agent since their acquisition. German Holders are urged to consult their tax advisors in case of a transfer of bonds to another custodial account.

Where the bonds are denominated in a currency other than euro, both the proceeds derived from disposition or redemption, (or, as the case may be, from the payment at maturity) and the acquisition costs, are converted into euro taking into account the relevant conversion rates as of the date of acquisition and disposition, redemption or maturity, respectively, in order to determine the capital gains (i.e., currency gains or losses are taken into account for the basis of withholding tax).

German Private Investors can take advantage of an annual saver’s lump-sum allowance (Sparer-Pauschbetrag) in the amount of €801 (€1,602 for married couples assessed jointly) for their overall income from capital investment by completing an exemption order (Freistellungsauftrag) for the German Disbursing Agent. In this case, the German Disbursing Agent will not withhold tax on the German Private Investor’s income from capital investment (including income derived from the bonds) up to the amount shown on the exemption order. Furthermore, the German Disbursing Agent will not withhold any tax, if a German Private Investor submits to the German Disbursing Agent a certificate of non-assessment (Nichtveranlagungsbescheinigung) issued by the local tax office.

With respect to capital gains, further exceptions from the requirement to withhold tax apply to (i) corporate German Holders and (ii) individuals who hold the bonds as business assets if the capital gains are part of the income from a German business establishment, provided that certain certification requirements are being met.

Bonds Held as Private Assets of a German Holder

Interest payments received by a German Private Investor on the bonds, and capital gains derived by a German Private Investor from the sale or other disposition or redemption (or, as the case may be, from the payment at maturity) of the bonds will be subject to personal income tax at a flat tax rate for income from capital investment of 25% plus 5.5% solidarity surcharge thereon, resulting in a total of 26.375%.

Subject to the above-mentioned annual saver’s lump-sum allowance (Sparer-Pauschbetrag) in the amount of €801 (€1,602 for married couples assessed jointly) for the overall income from capital investment, German Private Investors will not be entitled to deduct any other expenses incurred in connection with their investment in the bonds. In addition, German Private Investors will only be able to offset losses from the investment in the bonds (i.e., negative income from capital investment) against positive income from capital investment but not against other types of income (e.g., employment income). Losses not utilized in one year may be carried forward into subsequent years but cannot be carried back into preceding years. A German Private Investor may credit the Notional Withholding Tax under the Treaty on interest payments on bonds against his or her personal income tax liability up to the amount of the German tax on income from capital investment.

Collection of the income tax by way of withholding through a German Disbursing Agent (as described under the heading “—Withholding Tax” above) will generally satisfy the income tax liability with respect to the aforementioned payments and capital gains (Abgeltungsteuer). If a German Disbursing Agent has not withheld the tax, German Private Investors must include the payments and the capital gains derived from the bonds in their annual income tax return filing; the tax will then be collected by way of assessment.

Upon request, a German Private Investor will be taxed on his or her income from the bonds (together with any other income from capital investment) at his or her individual progressive personal income tax rate (in lieu of the flat tax rate) if this leads to a lower income tax than the application of the flat tax rate. In this case, German tax withheld by a German Disbursing Agent will be credited against the German Private Investor’s assessed liability for personal income tax or, if in excess of such assessed tax liability, refunded. But even then, the German Private Investor will not be allowed to deduct expenses actually incurred in connection with his investment in the bonds or to offset negative income from the bonds against other types of income (e.g., employment income).

Bonds Held as Business Assets of a German Holder

For a German Holder who holds the bonds as business assets the flat tax regime does not apply. In this case, the German Holder’s income from the bonds (interest payments and capital gains) will be subject to personal income tax at individual progressive tax rates of up to 45% (plus 5.5% solidarity surcharge on such personal income tax) or, as the case may be, corporate income tax at a rate of 15% (plus 5.5% solidarity surcharge on such corporate income tax). German Holders holding the bonds as business assets will be allowed to deduct expenses incurred in connection with their investment in the bonds, subject to general limitations. Income derived from the bonds will also be subject to trade tax at the applicable municipal rate generally ranging from 7% to 17% if the bonds are attributable to a permanent establishment of a commercial business in Germany.

In case of an individual German Holder, the trade tax may generally be credited against the personal income tax of the German Holder in accordance with a lump-sum tax credit method. Depending on the trade tax rate imposed by the local municipality and the personal tax circumstances of the German Holder, this may result in a full or partial credit of the trade tax against the personal income tax.

The income from the bonds will have to be included in the German Holder’s personal or corporate income tax return. German tax withheld by a German Disbursing Agent can be credited against the German Holder’s assessed liability for personal or corporate income tax or, if in excess of such assessed tax liability, refunded. Furthermore, a German Holder may credit the Notional Withholding Tax under the Treaty on interest paid on bonds against the German personal or corporate income tax liability, which falls on these payments.

Taxation of Holders of the bonds who are tax resident outside Germany

Income derived from the bonds (payments and capital gains) by persons who are not tax residents of Germany is generally not subject to German income tax, and no tax has to be withheld (even if the bonds are kept in a custodial account with a German Disbursing Agent), provided that (i) the bonds are not held as business assets of a German permanent establishment or fixed place of business, (ii) the bonds are not presented for payment at the offices of a German Disbursing Agent in an over-the-counter-transaction (Tafelgeschäft) and (iii) the income derived from the bonds does not otherwise constitute German source income (such as income from the letting and leasing of German situs property) . In case the bonds are held as business assets of a German permanent establishment or fixed place of business, the description of the taxation of German Holders holding their bonds as business assets (see above under the heading “—Taxation of German Holders—Bonds Held as Business Assets of a German Holder”) applies accordingly, provided that an exemption from the withholding tax on capital gains may only apply upon application and subject to further requirements.

Other Taxes

The transfer of bonds to another person by gift or inheritance is subject to German inheritance or gift tax, if:

(i)           the decedent, donor, heir, beneficiary, or any other transferee maintains a residence or has his or her, habitual abode in Germany or, in the case of a company, its statutory seat or its effective place of management is located in Germany – in each case at the time of the transfer, or is a German citizen who has not permanently resided more than five consecutive years outside Germany without maintaining a residence in Germany; or

(ii)           the bonds are held by the decedent or donor as part of a business property for which a permanent establishment or a fixed place of business is maintained in Germany.

No stamp, issue, registration or similar taxes or duties will be payable in Germany in connection with the issuance, delivery or execution of the bonds. Provided that certain requirements are met, business owners may however opt for the payment of value added tax on transactions that are otherwise tax exempt. Currently, net wealth tax is not levied in Germany.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS AS TO THE PARTICULAR GERMAN TAX CONSEQUENCES OF YOUR PARTICIPATING IN THE OFFER.

European Union Directive on the Taxation of Savings Income

The Council of the European Union (the “Council”) on June 3, 2003 adopted a directive regarding the taxation of savings income (2003/48/EC, the “EU Savings Directive”), which has come into effect on July 1, 2005. Under the EU Savings Directive, an EU Member State is required to provide to the tax authorities of another EU Member State information about payments of interest (or other similar income) paid by a person within its jurisdiction to an individual resident in that other EU Member State except that, from the date of implementation of the EU Savings Directive, Luxembourg and Austria have instead offered to operate a withholding system for a transitional period in relation to such payments (the ending of such transitional period in particular being dependent upon the conclusion of agreements relating to information exchange with certain other countries).

A number of non-EU countries, and certain dependent or associated territories of certain EU Member States, have agreed to adopt similar measures (either provisions of information or transitional withholding) in relation to payments made by a person within its jurisdiction to an individual resident in an EU Member State. In addition, the EU Member States have entered into reciprocal provisions of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in an EU Member State to an individual resident in one of those territories.

The Netherlands

All interest payments and repayments of principal by Argentina in respect of the bonds are free of withholding for any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS AS TO THE PARTICULAR DUTCH TAX CONSEQUENCES OF YOUR PARTICIPATING IN THE OFFER.

Spain

As a general rule, no withholding on account of Spanish taxes will have to be applied in Spain in connection with bondholders subject to the Spanish Individual Income Tax or the Spanish Corporate Income Tax unless (i) the bonds are held through a Spanish depositary entity or (ii) there is a Spanish entity in charge of managing and receiving payments arising out of the bonds.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS AS TO THE PARTICULAR SPANISH TAX CONSEQUENCES OF YOUR PARTICIPATING IN THE OFFER.

United Kingdom

The comments below are of a general nature and are based on current UK tax law and HM Revenue & Customs (“HMRC”) practice. Such law may be repealed, revoked or modified (possibly with retrospective effect) and such practice may change, resulting in UK tax consequences different from those discussed below. The comments below deal only with (a) UK withholding tax in respect of payments of interest on the bonds, (b) UK rules relating to information that may need to be provided to HMRC in respect of certain payments on the bonds and (c) the implementation of the EU Savings Directive in the United Kingdom. They do not deal with any other UK tax consequences of acquiring, holding or disposing of the bonds.

The references to “interest” in this section mean “interest” as understood in UK tax law. No account is taken in any of the following statements of any different definitions of “interest” which may prevail under any other law or which may be created by the terms and conditions of the bonds or any related documentation.

On the basis that interest on the bonds is not expected to have a UK source, there should be no UK withholding tax.

Persons in the United Kingdom (i) paying interest to or receiving interest on behalf of certain persons or (ii) paying amounts due on redemption of any bonds which constitute deeply discounted securities (as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005) to or receiving such amounts on behalf of certain persons may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in relation to amounts payable on the redemption of bonds that constitute deeply discounted securities, HMRC published practice indicates that HMRC will not exercise its power to obtain information where such amounts are paid or received on or before April 5, 2011. There is no guarantee that such practice will be applied in respect of future years.

The EU Savings Directive has been implemented in the United Kingdom by section 199 of the Finance Act 2003 and the Reporting of Savings Income Information Regulations 2003.  See the section entitled “EU Savings Income Taxation Directive” below for further information on the EU Savings Directive.  No UK withholding tax is due on any payments of interest on the bonds under the EU Savings Directive.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR UK TAX CONSEQUENCES OF ACQUIRING, HOLDING OR DISPOSING OF THE BONDS.

EU Savings Income Taxation Directive

Under the EU Savings Directive (as defined above), each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State.  However, for a transitional period, Austria and Luxembourg will (unless during such period such Member States elect otherwise) instead operate a withholding system in relation to such payments.

Under such withholding system, tax will be deducted unless, with respect to Luxembourg, the beneficial owner of the payment instead elects for an exchange of information procedure or provides a tax residence certificate in the form prescribed by the EU Savings Directive (“tax residence certificate”) to his paying agent (as defined in the EU Savings Directive) or, in the case of Austria, the beneficial owner of the payment instead provides an appropriate tax residence certificate to his paying agent.”

The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income.

A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted or agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to an individual beneficial owner resident in, or certain limited types of entity established in, a Member State.  In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those countries and associated territories in relation to payments made by a person in a Member State to an individual beneficial owner resident in, or certain limited types of entity established in, one of those countries or territories.

Investors should note that the European Commission has announced proposals to amend the EU Savings Directive. If implemented, the proposed amendments would, inter alia, extend the scope of the EU Savings Directive to (i) payments made through certain intermediate structures (whether or not established in a Member State) for the ultimate benefit of an EU resident individual, and (ii) a wider range of income similar to interest. Investors who are in any doubt as to their position should consult their professional advisers.

UNDERWRITING

Argentina intends to enter into an underwriting agreement with Banco Barclays S.A., Citicorp Capital Markets S.A. and Deutsche Securities Sociedad de Bolsa S.A. (the “underwriters”), which we refer to as the underwriting agreement, on the settlement of this offering.  The delivery date will be on or about                  , 2010.  Subject to the terms and conditions in the underwriting agreement, each underwriter will severally agree to purchase, and Argentina will agree to deliver to such underwriter, the bonds in the respective principal amounts agreed in the underwriting agreement.

Affiliates of the underwriters may assist in procuring investors to purchase the bonds outside Argentina.  Argentina will agree to indemnify the underwriters and their affiliates against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters or their affiliates may be required to make because of any of those liabilities.

Banco Barclays S.A., Citicorp Capital Markets S.A. and Deutsche Securities Sociedad de Bolsa S.A. are not broker-dealers registered with the U.S. Securities and Exchange Commission and therefore may not make sales of any securities in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Banco Barclays S.A., Citicorp Capital Markets S.A. and Deutsche Securities Sociedad de Bolsa S.A. intend to effect any sales of the bonds in the United States, they will do so only through their U.S. affiliates, respectively, Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., or one or more U.S. registered broker-dealers or otherwise as permitted by applicable U.S. law.

The underwriting agreement will provide that the obligations of the underwriters to accept delivery of the bonds in this offering are subject to certain approvals and to certain other conditions.

Bonds sold to the public will initially be offered at the initial public offering price set forth on the cover of this Prospectus Supplement.

The following table shows the discounts and commissions that Argentina will allow the underwriters to retain from the gross proceeds received from investors for the bonds in connection with this offering (expressed as a percentage of the principal amount of the bonds).

Paid by Argentina
Per bond	%

Argentina estimates that its expenses for this offering, excluding the discounts and commissions described above, will be approximately U.S.$1,000,000.

We expect that pricing of the bonds will take place on or about May 14, 2010, with preliminary indicative allocations to investors and announcement of pricing and the expected aggregate offering amount at that time or shortly thereafter.  Investors may withdraw from the offering at any time until the date on which final, conditional allocations are made to investors.  Delivery of the bonds will be made approximately three business days following the end of the offer.  However, the delivery of the bonds is subject to satisfaction of a number of conditions, including commencement of the early settlement of the securities being issued under the concurrent invitation, and may be postponed or cancelled.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in three business days unless the parties to any such trade expressly agree otherwise.  Purchasers who wish to trade the bonds (on a when and if issued basis) at any time following the date of pricing but before the settlement date are advised that they may not receive any bonds in this offering and, in connection with any such trades, will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement.  Accordingly, purchasers of the bonds who wish to trade the bonds on this basis should consult their own advisors before engaging in any such trades.

The bonds are a new issue of securities with no established trading market.  Argentina has been advised by the underwriters that the underwriters or their affiliates intend to make a market in the bonds but are not obligated to do so and may discontinue market making at any time without notice.

Application has been made to list the bonds on the Official List of the Luxembourg Stock Exchange and to have the bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange and application will be made to list the bonds on the Buenos Aires Stock Exchange and to have the bonds admitted to trading on the Mercado Abierto Electrónico.  However, that does not ensure that a liquid or active public trading market for the bonds will develop. If an active trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected. If the bonds are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

The underwriters and their affiliates have performed investment banking and advisory services for Argentina from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for Argentina in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Please refer to “Jurisdictional Restrictions” herein for a description of limitations of distribution of the materials related to the offering.

JURISDICTIONAL RESTRICTIONS

The distribution of the materials related to this offering are restricted by law in certain jurisdictions.  Persons into whose possession the materials related to this offering come are required by Argentina to inform themselves of and to observe any of these restrictions.

The materials related to this offering do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.  Neither Argentina nor the underwriters accept any responsibility for any violation by any person of the restrictions applicable in any jurisdiction.

In any jurisdiction in which this offering is required to be made by a licensed broker or dealer and in which any underwriter or any of its affiliates is so licensed, it shall be deemed to be made by such underwriter or such affiliate on behalf of Argentina.

Argentina

No restrictions apply to this offering, provided that the bonds are issued by Argentina.

Austria

A prospectus admitted for publication by the Commission de Surveillance du Secteur Financier (the “CSSF”), will be notified to the Finanzmarktaufsicht (“FMA”) in accordance with the prospectus recognition procedure pursuant to the Prospectus Directive.  Upon the notification of the prospectus to the FMA and the publication of the prospectus in accordance with the requirements of Austrian law implementing the Prospectus Directive, the bonds will be offered to the public in Austria.  Investors in Austria should review, and make their decision to participate in this offering solely on the basis of, and in accordance with, the procedures described in the offering materials.  Investors may also obtain copies of the prospectus without charge at the offices of the listing agent in Luxembourg.

Bahrain

This offering is a private placement.  It is not subject to the regulations of the Central Bank of Bahrain that apply to public offerings of securities and the extensive disclosure requirements and other protections that these regulations contain.  This Prospectus is therefore intended only for “Accredited Investors” as defined in the Directive on the Minimum Requirements for Private Placement Memorandum for Offerings of Financial Instruments in the Kingdom of Bahrain, issued on October 6, 2008.

The financial Instruments offered by way of private placement may only be offered in minimum subscriptions of U.S.$100,000 (or equivalent in other currencies).

The Central Bank of Bahrain assumes no responsibility for the accuracy and completeness of the statements and information contained in this document and expressly disclaims any liability whatsoever for any loss howsoever arising from reliance upon the whole or any part of the contents of this document.

Argentina accepts responsibility for the information contained in this document to the best of the knowledge and belief of Argentina, which has taken all reasonable care to ensure that such is the case, the information contained in this document is in accordance with the facts and does not omit anything likely to affect the reliability of such information.

All prospective investors should make their own investigation into the offer, and consult their own advisors concerning (a) the risk of the investment and the suitability of the bonds for their individual requirements; (b) as to the liquidity and possible lack of a public market for the bonds on offer; and (c) on the particular types of risk associated with the bonds to be issued.

Belgium

This offering does not constitute a public offering within the meaning of Article 3, §2 of the Belgian Law of June 16, 2006 on public offering of securities and admission of securities to trading on a regulated market (the “Prospectus Law”).  This offering is exclusively conducted under applicable private placement exemptions and has therefore not been, and will not be, notified to, and no material relating to this offering has been, or will be, approved by, the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen).

Accordingly, this offering as well as any other materials relating to this offering may only be advertised, offered or distributed in any way, directly or indirectly, to any person located and/or resident in Belgium who qualify as “Qualified Investors” as defined in Article 10, §1, of the Prospectus Law and are acting for their own account, or in other circumstances which do not constitute a public offering in Belgium pursuant to the Prospectus Law.

Canada (Ontario and Québec Only)

Provinces

The bonds may only be offered to investors located in the provinces of Ontario and Québec.

Currency

The official rate for the Argentine peso against the Canadian dollar as reported by the Bank of Canada was approximately Argentine pesos 3.9139 = C$1.00 on April 21, 2010.

Responsibility

Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by the underwriters as to the accuracy or completeness of the information contained in the offering materials or any other information provided by Argentina in connection with this offering.

Resale Restrictions

This offering will be made in Canada on a private placement basis only and will be exempt from the requirement that Argentina prepare and file a prospectus with the relevant Canadian securities regulatory authorities.  Accordingly, any resale of the bonds must be made in accordance with applicable securities laws that may require resales to be made in accordance with exemptions from registration and prospectus requirements.  Investors are advised to seek legal advice prior to any resale of the bonds.

Representations of Canadian investors

Each Canadian investor who participates in this offering will be deemed to have represented to Argentina and the underwriters that:

•
this offering was made exclusively through the offering materials and was not made through an advertisement of this offering in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada;

•	the investor has reviewed and acknowledges the terms referred to above under the heading “Resale Restrictions”;

•	where required by law, the investor is participating in this offering as principal for its own account and not as agent; and

•
the investor or any ultimate investor for which such investor is acting as authorized agent is entitled under applicable Canadian securities laws to participate in this offering without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing, the investor, or any ultimate investor for which such investor is acting as agent, is an “accredited investor”, as that term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions.

In addition, each recipient of bonds resident in Ontario who receives a trade confirmation, by the investor’s receipt thereof, will be deemed to have represented to Argentina and the underwriters, that such investor: (a) has been notified by Argentina (i) that Argentina is required to provide information (“personal information”) pertaining to the investor as required to be disclosed in Schedule I of Form 45 106F1 (including its name, address, telephone number and the number and value of any of the bonds received), which Form 45 106F1 is required to be filed by Argentina under NI 45 106, (ii) that such personal information will be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45 106, (iii) that such personal information is being collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (iv) that such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (v) that the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Assistant to the Director of Corporate Finance at the OSC, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086; and (b) by receiving bonds, has authorized the indirect collection of the personal information by the OSC.

Further, the investor acknowledges that its name, address, telephone number and other specified information, including the number of bonds it has acquired, may be disclosed to other Canadian securities regulatory authorities and become available to the public in accordance with the requirements of applicable laws.  By acquiring bonds, the purchaser consents to the disclosure of such information.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in the offering materials does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to participate in this offering.  Canadian participants in this offering should consult their own legal and tax advisers with respect to the tax consequences of participating in this offering in their particular circumstances under relevant Canadian legislation and regulations.

Forward-Looking Information

This offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws.  Prospective investors should be aware that these requirements may differ significantly from those of Ontario.  The forward-looking information included or incorporated by reference in the offering materials may not be accompanied by the disclosure and explanations that would be required of a Canadian issuer under Ontario securities law.

Rights of Action for Damages or Rescission (Ontario Only)

Securities legislation in Ontario provides that every purchaser of bonds pursuant to the offering materials shall have a statutory right of action for damages or rescission against Argentina and any selling security holder in the event the offering materials contain a misrepresentation as defined in the Securities Act (Ontario).  Ontario investors who acquire bonds offered by the offering materials during the period of distribution are deemed to have relied on the misrepresentation if it was a misrepresentation at the time of exchange.  Ontario investors who elect to exercise a right of rescission against Argentina and any selling security holder on whose behalf the distribution is made shall have no right of action for damages against Argentina or the selling securities holders, if any.  The right of action for rescission or damages conferred by the statute is in addition to, and without derogation from, any other right the investor may have at law.  Prospective Ontario investors should refer to the applicable provisions of the Ontario securities legislation and are advised to consult their own legal advisers as to which, or whether any, of such rights or other rights may be available to them.

Enforcement of Legal Rights

Argentina is a foreign sovereign state.  Therefore, it may not be possible for Canadian investors to effect service of process within Canada upon Argentina or to satisfy a judgment against Argentina in Canada or to enforce a judgment obtained in Canadian courts against Argentina.

Language of Documents

Each Canadian investor, by submitting an offer, acknowledges that it is such investor’s express wish that all documents evidencing or relating in any way to this offering be drawn up in the English language only.  Chaque investisseur canadien, en soumettant une offre, reconnaît que c’est à sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à l’offre soient rédigés en anglais seulement.

Cayman Islands

NOTICE TO THE PUBLIC IN THE CAYMAN ISLANDS:

The offer to subscribe for the securities may not be made to the public in the Cayman Islands.

Channel Islands (Jersey Only)

The offering materials shall not be circulated in Jersey (or made available on a website accessible to residents of Jersey) unless an identical offer is, for the time being, being circulated in the United Kingdom without contravening the provisions of the Financial Services and Markets Act 2000 or the Public Offers of Securities Regulations 1995 or, to the extent relevant, of the Borrowing (Control and Guarantees) Act 1946 or the Companies Act 1985 of the United Kingdom.

Denmark

This offering and the offering materials do not constitute a prospectus under Danish law and have not been filed with or approved by the Danish Financial Supervisory Authority as this offering and the offering materials have not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act or any Executive Orders issued pursuant thereto.  This offering will only be directed to qualified investors as defined in section 2 of the Danish Prospectus Order no. 885/2009.  Accordingly, this offering and the offering materials may not be made available nor may the bonds otherwise be marketed and offered for sale in Denmark other than under circumstances (i) which are deemed not to be considered as marketing or an offer to the public in Denmark or (ii) which falls within one of the exemptions from the prospectus requirement.

European Economic Area

In relation to each Relevant Member State, an offer to the public of any bonds pursuant to this offering may not be made in that Relevant Member State unless and until a prospectus within the meaning of the Prospectus Directive has been approved by the competent authority in Luxembourg and published and “passported” into that Relevant Member State in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of bonds may be made at any time under the following exemptions under the Prospectus Directive:

•	an offer addressed solely to “qualified investors” within the meaning of the Prospectus Directive as implemented in that Member State (“Qualified Investors”);

•	an offer addressed to fewer than 100 natural or legal persons in that Relevant Member State (other than Qualified Investors); or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to the bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of the bonds to be offered so as to enable an investor to decide to purchase such bonds, as the same may be further defined in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” includes any relevant implementing measure in each Relevant Member State.

Argentina has applied to have the PD Prospectus “passported” into the following Relevant Member States:  Austria, Germany, the Netherlands, Spain and the United Kingdom.

France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the bonds that has been approved by the French Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the EEA and notified to the French Autorité des marchés financiers; no bonds have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the prospectus or any other offering material relating to the bonds have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to qualified investors (investisseurs qualifiés) other than individuals investing for their own account, as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D.744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier.  The direct or indirect distribution to the public in France of any so acquired bonds may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Germany

The bonds are being offered and sold in the Federal Republic of Germany by means of a public offer under a prospectus approved by the CSSF in compliance with applicable laws, rules and regulations in force in Luxembourg, and passported to the Bundesanstalt für Finanzdienstleistungsaufsicht, Germany (“BaFin”) together with a German translation of the summary of the prospectus.  The offering in Germany will only commence after the passporting notification by the CSSF to BaFin has been completed.  The German translation of the summary of the prospectus will be available from the website of the Luxembourg Stock Exchange (http://www.bourse.lu) and at the offices of the listing agent in Luxembourg.  Investors in the Federal Republic of Germany should review, and make their decision to participate in the offer solely on the basis of, and in accordance with the information contained in the prospectus.

Investors in Germany may obtain copies of the prospectus at no cost  from the website of the Luxembourg Stock Exchange (http://www.bourse.lu) or at the offices of the listing agent in Luxembourg.

Hong Kong

No person or entity may issue or have in its possession for the purposes of issue any advertisement, invitation or document relating to the bonds, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571) and any rules made thereunder.

Ireland

This offering is addressed exclusively to:

•	legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000; and (iii) an annual turnover of more than €50,000,000 as shown in its last annual or consolidated accounts;

•	any other individual or entity authorized in Ireland as a qualified investor within the meaning of the Prospectus Directive;

and each person who initially acquires any bonds or to whom any offer is made under this offering on the basis of any of the above will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive and that it is not acquiring the bonds with a view to their resale in Ireland to any person other than a qualified investor.

In the case of any bonds being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will also be deemed to have represented, acknowledged and agreed that the bonds acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale to qualified investors as so defined. Argentina will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

“Prospectus Directive” means Directive 2003/71/EU of the European Parliament and the Council of November 4, 2003 and any relevant implementation measures in Ireland.

Italy

The offering of the bonds has not been registered with or cleared by the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to the Prospectus Directive (Directive 2003/71/EC) and the Italian securities regulation and, accordingly, the bonds have not been and will not be offered, sold or distributed in the Republic of Italy (“Italy”) in an offer to the public of financial products under the meaning of Article 1, paragraph 1, letter t) of Legislative Decree No. 58 of February 24, 1998 as amended (the “Financial Services Act”) unless an exception applies.  Therefore, the bonds may only be offered, transferred or delivered within the territory of Italy:

•
to qualified investors (investitori qualificati), as defined in Article 2 paragraph (e) of the Prospectus Directive as implemented by Article 34-ter of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuers Regulation”); or

•
in any other circumstances where an express exemption from compliance with the restrictions on offers to the public applies, including, without limitation, as provided under Article 100 of the Financial Services Act and Article 34-ter of the Issuers Regulation.

In addition, and subject to the foregoing, any offer, sale or delivery of the bonds or distribution of any document relating to the offering in Italy under one of the above must be: (i) made via investment firms, banks or financial intermediaries authorized to carry out such activities in Italy in accordance with the Financial Services Act, the Issuers Regulation, CONSOB Regulation No. 16190 of October 29, 2007 and Legislative Decree No. 385 of September 1st, 1993 (the “Banking Law”), all as amended; (ii) in compliance with Article 129 of the Banking Law and the implementing guidelines of the Bank of Italy, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy; and (iii) in compliance with any other applicable laws and regulations, including any conditions, limitations or requirements that may be, from time to time, imposed by the relevant Italian authorities concerning securities, tax matters and exchange controls.

Any investor purchasing the bonds in this offering is exclusively responsible for ensuring that any offer or resale of the bonds it purchased in this offering occurs in compliance with applicable laws and regulations.  No person resident or located in Italy other than the original addressees of this document may rely on this document or its content.

Article 100-bis of the Financial Services Act affects the transferability of the bonds in Italy to the extent that any placement of the bonds is made solely with qualified investors and such bonds are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placement.  Should this occur without the publication of a prospectus, and outside of the application of one of the exemptions referred to above, retail purchasers of bonds may have their purchase declared void and claim damages from any intermediary which sold them the bonds.

Japan

The bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended; the “FIEL”).  Accordingly, the bonds may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEL and other relevant laws, regulations and ministerial guidelines of Japan.  As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Luxembourg

The bonds may not be offered to the public in Luxembourg, except that they may be offered in Luxembourg in the following circumstances:

•
in the period beginning on the date of publication of a prospectus in relation to the bonds which have been approved by the CSSF in Luxembourg or, where appropriate, approved in another relevant European Union Member State and notified to the CSSF, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an offer of bonds to the public in relation to any bonds in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase the bonds, as defined in the Law of July 10, 2005 on prospectuses for securities and implementing Directive 2003/71/EC of the European Parliament and of the Council of November 4, 2003 on the prospectus to be published when securities are offered to the public or admitted to trading (the Prospectus Directive), or any variation thereof or amendment thereto.

Monaco

The bonds may not and will not be offered or sold in Monaco except through an intermediary approved in Monaco, in accordance with the Monaco Financial Services Law.  Offerings and sales of the bonds may be made outside of Monaco and forwarded to holders in Monaco without restriction under Monegasque law.

The Netherlands

This offering is made in the Netherlands pursuant to a prospectus that has been approved by the CSSF.  An application will be made to the CSSF to have the approved prospectus notified to the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële markten) in accordance with Article 18 of the Prospectus Directive.  Investors in the Netherlands should review, and make their decision to participate in this offering solely on the basis of, and in accordance with the information contained in this offering materials and investors are advised to consult with their bank, broker or investment advisor before taking any such investment decision.  Investors in the Netherlands may obtain copies of the prospectus at no cost at the offices of the listing agent in Luxembourg.

The Netherlands Antilles

None of the bonds offered or sold as part of this offering may be offered or sold, directly or indirectly, to the public in the Netherlands Antilles and no further circular, prospectus, form of application, advertisement or other material relating to bonds offered as part of this offering may be distributed, or otherwise made available in or from, or published in, the Netherlands Antilles, except in circumstances which do not constitute the attracting of payable funds from the public as referred to in Section 45 of the National Ordinance on the Supervision of Banking- and Credit Institutions of 1994 (P.B. 1994, no.4).

Portugal

The offering materials have not been and will not be registered or approved by the Portuguese Securities Market Commission (“Comissão do Mercado dos Valores Mobiliários”) nor has a prospectus recognition procedure been commenced with the Portuguese Securities Market Commission, and therefore this offering is not addressed to investors resident and/or located in Portugal and cannot be made to the public in Portugal or under circumstances which are deemed to be a public offer under the Portuguese Securities Code (“Código dos Valores Mobiliários”) and other securities legislation and regulations applicable in Portugal.  In addition, the offering materials and other offer materials are only being publicly distributed in the jurisdictions where it is lawful to do so and may not be publicly distributed in Portugal, nor may any publicity or marketing activities related to this offering be conducted in Portugal.

This offering is not addressed to investors resident and/or located in Portugal, and no subscriptions from holders of investors resident and/or located in Portugal will be accepted, other than to holders that are qualified investors (“investidores qualificados”), as defined in articles 30 and 110-A of the Portuguese Securities Code, in which case this offering can be made through a private placement (“oferta particular”), in accordance with the relevant provisions of the Portuguese Securities Code.

Any future offer of the bonds to be conducted in Portugal will not be registered or approved by the Portuguese Securities Market Commission nor will a prospectus recognition procedure be commenced with the Portuguese Securities Market Commission and therefore the bonds will not be offered or sold to the general public in Portugal under circumstances which are deemed to be a public offer under the Portuguese Securities Code and other securities legislation and regulations applicable in Portugal.

Russia

Notice to recipients:

The offering materials are being distributed to a limited circle of persons only and are provided exclusively for your own information and are not to be provided or otherwise made available by you to any other person or entity.  The information provided in the offering materials is not an advertisement of the bonds in the Russian Federation and is not intended to create or maintain an interest in Argentina, or the bonds or to facilitate any prohibited sale, exchange or transfer of the bonds in the Russian Federation or to any Russian person or entity.

The bonds are securities of a foreign issuer under Russian law.  No sale, exchange or transfer of the bonds may take place in the Russian Federation or to any Russian person or entity, unless and to the extent otherwise permitted by Russian law.  Neither the issue of the bonds nor a securities prospectus in respect of the bonds has been, or is intended to be, registered with the Federal Service for Financial Markets of the Russian Federation.  The information provided in the offering materials is not an offer, or an invitation to make offers, to sell, exchange or otherwise transfer the bonds in the Russian Federation or to any Russian person or entity, unless and to the extent otherwise permitted by Russian law.

Singapore

The offering materials have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, which we refer to as the “SFA”.  Accordingly, the offering materials and any other document or material in connection with this offering or the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than:

•	to an institutional investor specified in Section 274 of the SFA;

•	to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; or

•	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

•	Where the bonds are subscribed or purchased under Section 275 by a relevant person which is:

•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the bonds pursuant to an offer made under Section 275 except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Spain

This offering shall be made in Spain by means of a public offer under a prospectus approved by the CSSF of Luxembourg, in accordance with the Prospectus Directive and passported into Spain by providing the Spanish Securities Market Commission (the “CNMV”) with the following documents: (i) a certificate of approval of the prospectus, (ii) a copy of the prospectus and (iii) a Spanish translation of the summary.  The latter documentation is available, upon request, at the CNMV.   Investors in Spain may obtain copies of the Spanish translation of the summary and the prospectus at no cost  from the website of the Luxembourg Stock Exchange (http://www.bourse.lu) or at the offices of the listing agent in Luxembourg.

Switzerland

The bonds will not be offered, sold or advertised, directly or indirectly, to the public in Switzerland.  Neither this offering material nor any other offering or marketing materials relating to the bonds constitute a public offering prospectus, as that term is understood pursuant to Articles 652a or 1156 of the Swiss Code of Obligations.  Argentina has not applied nor will apply for a listing of the bonds on the SIX Swiss Exchange or any other exchange or regulated securities market in Switzerland, and consequently, the information presented in this offering material or in any other offering or marketing materials does not necessarily comply with the information standards set out in the applicable Swiss listing rules.

United Kingdom

Each underwriter has represented, warranted and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the bonds in circumstances in which Section 21(1) of the FSMA does not apply to Argentina; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

Uruguay

The offering of the bonds pursuant to this offering constitutes a private placement under Uruguayan law and the bonds are not and will not be registered with the Central Bank of Uruguay.

FORWARD-LOOKING STATEMENTS

Argentina has made forward-looking statements in this document, the accompanying prospectus and the documents incorporated herein by reference.  Statements that are not historical facts are forward-looking statements.  These statements are based on Argentina’s current plans, estimates, assumptions and projections.  Therefore, you should not place undue reliance on them.  Forward-looking statements speak only as of the date they are made, and Argentina undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks.  Argentina cautions you that many factors could affect the future performance of the Argentine economy.  These factors include, but are not limited to:

•
adverse external factors, such as a decline in foreign investment, changes in international prices (including commodity prices), high international interest rates and recession or low economic growth in Argentina’s trading partners.  A decline in foreign direct investment could deprive the Argentine economy of capital needed for economic growth.  Changes in international prices and high international interest rates could increase Argentina’s current account deficit and budgetary expenditures.  Recession or low economic growth in Argentina’s trading partners could decrease exports from Argentina, induce a contraction of the Argentine economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•	adverse domestic factors, such as increases in domestic inflation, high domestic interest rates and currency exchange rate volatility. Each of these factors could lead to lower economic growth; and

•	other adverse factors, such as climatic or political events, international or domestic hostilities and political uncertainty.

VALIDITY OF THE BONDS

The validity of the bonds will be passed upon for Argentina by the Attorney General of the Treasury of Argentina (Procurador del Tesoro de la Nación) or by the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina and by Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to Argentina, and for the underwriters, by Linklaters LLP, United States counsel to the underwriters.

As to all matters of Argentine law, Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of the Attorney General of the Treasury of Argentina (Procurador del Tesoro de la Nación) or the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina, and Linklaters LLP may rely on the opinion of Estudio Cárdenas, Di Ció, Romero, Tarsitano & Lucero Abogados.  As to all matters of United States law, the Attorney General of the Treasury of Argentina (Procurador del Tesoro de la Nación) or the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina, may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP.  As to all matters of United States law, Estudio Cárdenas, Di Ció, Romero, Tarsitano & Lucero Abogados may rely on the opinion of Linklaters LLP.

PROSPECTUS

The Republic of Argentina

Debt Securities
Warrants
Units

We may from time to time offer and sell (or permit certain security holders named in the applicable prospectus supplement to offer and sell) our debt securities, warrants and units in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus.  Such offers may include debt securities in exchange for other debt securities or that are convertible into new debt securities.  Securities having an aggregate principal amount of up to U.S.$15,000,000,000 may be offered in the United States.  The debt securities will be direct, general and unconditional public debt of the Republic of Argentina, or Argentina, and will rank equal in right of payment among themselves and with all other unsecured and unsubordinated public debt of Argentina.  The warrants will be direct, unconditional and unsecured obligations of Argentina and will not constitute indebtedness of Argentina.

Sales of the securities may be made directly, through agents designated from time to time or through underwriters or dealers.  If any agents of Argentina or any underwriters are involved in the sale of securities, we will include the names of those agents or underwriters and any commissions or discounts they may receive in the applicable prospectus supplement.

_____________________

This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.  You should read this prospectus and any supplements carefully.  You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of those documents.

 For a discussion of risk factors, please see “Risk Factors” beginning on page 7 of this prospectus.

_____________________

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13, 2010.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	2

FORWARD-LOOKING STATEMENTS	5

DATA DISSEMINATION	5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	5

USE OF PROCEEDS	6

RISK FACTORS	7

DESCRIPTION OF THE SECURITIES	14

TAXATION	32

PLAN OF DISTRIBUTION	34

OFFICIAL STATEMENTS	36

VALIDITY OF THE SECURITIES	36

AUTHORIZED REPRESENTATIVE	36

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Argentina filed with the United States Securities and Exchange Commission, or SEC, under the “shelf” registration process.  Under this shelf process, Argentina may sell (or may permit certain security holders named in the applicable prospectus supplement to sell), from time to time, any of the debt securities, warrants and/or units described in this prospectus in one or more offerings up to a total amount of U.S.$15,000,000,000 or the equivalent thereof in another currency or currency unit.  This prospectus provides you with basic information about Argentina and a general description of the securities Argentina may offer under this shelf process.  Each time Argentina or any security holder sells securities under this shelf process, it will provide a prospectus supplement that will contain additional information about Argentina and, if necessary, the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement.  Argentina is responsible for the information contained and incorporated by reference in this prospectus and any prospectus supplement.  Argentina has not authorized anyone to give you any other information, and Argentina takes no responsibility for any other information that others may give you.

Currency of Presentation

Unless otherwise specified, references herein to “dollars,” “U.S. dollars,” “U.S.$” and “$” are to the currency of the United States of America, and references to “pesos” and “Ps.” are to Argentine pesos.

Description of the Debt Restructuring Process and Determination of Terms of Exchange Offers
Argentina’s efforts to restructure its debt following its default in 2001 may be divided into two principal phases:

•	the stage accompanying the 2005 Debt Exchange (the “2005 Offer Stage”); and

•	the stage accompanying the prospective exchange offer in 2010 (the “2010 Offer Stage”).

For purposes of this prospectus "2005 Debt Exchange" refers to the restructuring and exchange of public debt undertaken by the Government in January and February of 2005.

In arriving at the terms of the exchange offers at each stage, Argentina has needed to weigh important considerations, including:

•	debt sustainability;

•	social and economic considerations affecting Argentina and its citizens;

•	the feedback obtained from consultation with market participants including creditors, creditor groups, investment banks and finance organizations;

•	consultation with other countries and official sector agencies; and

•	legal limitations and constraints.

The 2005 Offer Stage

In the 2005 Offer Stage, Argentina arrived at the terms of its offer after a lengthy and complicated analytical and consultative process.  The Government’s resources and debt payment capacity were severely constrained by the need to address the socio-economic problems it confronted domestically, including the rampant poverty and profound social needs of the Argentine citizenry following the worst economic crisis in its history.  Argentina sought a prudent and sustainable course for its future debt service.  In that context, Argentina began discussions about debt restructuring with creditors and other market and official sector participants in 2002.

Argentina’s negotiation process took a form that reflected changing realities of the capital markets.  Argentina had hundreds of thousands of creditors with varying interests located throughout the world and over a hundred series of bonds under varying governing laws.  Rather than organizing a debt committee, as it and other countries had done when dealing with commercial bank creditors, Argentina met with the various groups that represented different constituencies.  Argentina also sought to share information equally among all creditors and in compliance with applicable securities laws of the jurisdictions in which it planned to make an offer.  Unlike sovereign debt restructurings involving committees - in which committee members, official sector agencies and multilateral organizations endorsed the country’s debt restructuring proposal after reaching an agreement -Argentina’s consultation-based process was, instead, an effort to create a reasonable process for negotiation in the context of complex capital market constituencies around the world with strict restrictions on the use of information.  In following this route, Argentina proceeded in similar ways to Uruguay, Pakistan and Ukraine, among others.

Among the groups that Argentina consulted during the 2005 Offer Stage were:

•	The Argentine Bondholders’ Committee (“ABC”);

•	Task Force Argentina (“TFA”);

•	The Argentine Bond Restructuring Agency plc (“ABRA”);

•	The Global Committee of Argentine Bondholders (“GCAB”), an umbrella organization comprising ABC, TFA, ABRA and other creditor groups, and

•	many other creditor groups and consumer group representatives in Italy, Germany, Japan and other jurisdictions.

At the same time it consulted with creditors, Argentina maintained a dialogue with governmental, multilateral and other official sector agencies.  These included:

•	Governmental entities of countries with significant bondholders affected by the default, including the U.S. Treasury and Italian and German authorities; and

•	multilateral entities, such as the IMF.

In order to assist it in consultations and negotiations, Argentina hired financial advisors.  These advisors helped organize meetings, identify bondholders and take market soundings to help Argentina begin to define an offer.

In September 2003, Argentina announced indicative terms of an offer during the annual meetings of the IMF and the World Bank in Dubai.  After that, Argentina continued discussions with market and official sector representatives.  When it was ready to begin to implement an exchange offer, Argentina appointed Barclays Capital, Merrill Lynch & Co., and UBS Investment Bank (the “2005 Offer Managing Banks”) in February 2004.  The Managing Banks assisted with further consultations and with refinement of the 2005 Debt Exchange.

Argentina encountered vigorous and determined opposition in the process that culminated in its 2005 Debt Exchange.  While some creditors negotiated in good faith, others sought to enjoin the 2005 Debt Exchange altogether even in the face of a large percentage of holders that wanted to enter into the exchange.  Certain active creditors and groups tried interrupting or decreasing participation in the 2005 Debt Exchange through litigation, counter-publicity campaigns, and other means.

Ultimately, Argentina determined the terms of its 2005 Debt Exchange after taking into account in good faith the needs of its various creditor constituencies in the context of its fiscal and other constraints and with the aim of reaching debt sustainability in the medium and long term.  The consultation and negotiation process led to terms that took account of special needs and requirements of creditors.  Argentina included GDP-linked Securities, which would yield payments based on the amount that GDP exceeded an assumed base rate per annum (and, accordingly, give creditors the right to receive payments in the event of certain improvements in Argentina’s economy).  Argentina also provided both a Par Option, most attractive to retail creditors, and a Discount Option, most attractive to institutional creditors among other features requested by creditors.

Creditors also insisted that Argentina needed to heed their inter-creditor concerns as a condition of their participation in the 2005 Debt Exchange.  Argentina received feedback from many creditors, which stated that they would not participate in the 2005 Debt Exchange absent legal reassurance that holdout creditors would not be able to receive more advantageous terms in the future.  This led to the inclusion of a clause in the terms of the securities issued in the 2005 Debt Exchange which gave tendering bondholders certain rights upon future offers (the “RUFO Clause”).  After the 2005 Debt Exchange was launched, certain creditors expressed strong concern that the RUFO Clause did not provide sufficient protection to tendering bondholders that Argentina might, at a later date, strike a more favorable deal with holdout creditors.  In an effort to reassure tendering bondholders and increase the level of participation in the 2005 Debt Exchange, Congress subsequently passed Law No. 26,017, known as the “Lock Law”.  The Lock Law prohibited the Executive Branch from reopening the 2005 Debt Exchange without Congressional approval and also prohibited any type of settlement involving untendered securities that were eligible to participate in the 2005 Debt Exchange (the “2005 Eligible Securities”).

Even after the 2005 Debt Exchange was accepted by 76.15% in interest of holders of 2005 Eligible Securities, two of the most active holdout creditors managed to interrupt settlement for approximately two months until Argentina was able to lift orders they had obtained which would have frustrated the purpose of debt reduction of the 2005 Debt Exchange.  The 2005 Debt Exchange was settled on June 2, 2005, and although holders of 2005 Eligible Securities in the aggregate amount of approximately U.S.$18.6 billion at the time of the 2005 Debt Exchange did not accept the 2005 Debt Exchange, the remainder obtained new securities, which Argentina has serviced ever since.

The calculation of the net present value reduction that tendering holders accepted in the 2005 Debt Exchange is subjective and may vary over time depending on elements such as the performance of interest rates and other factors.  Argentina does not maintain any statistics ascertaining the precise value of the debt reduction to bondholders.  Nevertheless, private analysts estimated at the time that the debt reduction was of approximately 65% to 75% of the original value of the 2005 Eligible Securities.

The 2010 Offer Stage

In 2008, Argentina began to receive and to consider proposals outlining the terms of a new potential offer to its creditors.  The Government decided in 2008 to proceed to negotiate a new offer with its creditors, but was delayed by the global financial crisis.  Finally, in 2009, Argentina engaged investment banks to assist it in carrying out a new offer and formally to begin the 2010 Offer Stage.

In addition to the usual elements it has to consider and weigh as part of arriving at a final offer, Argentina also had two principal legal constraints:

•	the Lock Law; and

•	the RUFO Clause.

In December 2009, Congress passed Law No. 26,547, which suspends the operation of Articles 2, 3 and 4 of the Lock Law until the earlier of December 31, 2010 and the date on which the Executive Branch, through the Ministry of Economy and Public Finance, announces the conclusion of the process of restructuring of Argentina’s debt securities.  Law No. 26,547 also precludes Argentina from making an equal or better offer to creditors than its 2005 Debt Exchange.  If Argentina had been able to make a better offer to creditors than its 2005 Debt Exchange, the application of the RUFO Clause would have created an incentive for creditors that participated in the 2005 Debt Exchange to participate in the new offer.

Argentina has undertaken investor consultations as part of the process necessary to arrive at the terms of its final offer and, as was the case in the 2005 Debt Exchange, it is willing to take into account in good faith the needs of its various creditor constituencies in the context of its fiscal and other constraints and with the aim of consolidating debt sustainability in the medium and long term.

FORWARD-LOOKING STATEMENTS

This prospectus and any related prospectus supplement (including any documents incorporated by reference) may contain forward-looking statements.

Forward-looking statements are statements that are not historical facts, including statements about Argentina’s beliefs and expectations.  These statements are based on Argentina’s current plans, estimates and projections.  Therefore you should not place undue reliance on them.  Forward-looking statements speak only as of the date they are made.  Argentina undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  The information contained in this prospectus identifies important factors that could cause such differences.  Such factors include, but are not limited to:

•
adverse external factors, such as a decline in foreign investment, changes in international prices (including commodity prices), high international interest rates and recession or low economic growth in Argentina’s trading partners.  A decline in foreign direct investment could deprive the Argentine economy of capital needed for economic growth.  Changes in international prices and high international interest rates could increase Argentina’s current account deficit and budgetary expenditures.  Recession or low economic growth in Argentina’s trading partners could decrease exports from Argentina, induce a contraction of the Argentine economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•	adverse domestic factors, such as increases in domestic inflation, high domestic interest rates and exchange rate volatility. Each of these factors could lead to lower economic growth; and

•	other adverse factors, such as climatic or political events, international or domestic hostilities and political uncertainty.

DATA DISSEMINATION

Argentina is a subscriber to the Special Data Dissemination Standard, or SDDS, developed by the International Monetary Fund, or IMF, which is designed to improve the timeliness and quality of information of subscribing member countries.  The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released or the so-called “Advance Release Calendar.”  For Argentina, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the IMF’s Dissemination Standards Bulletin Board.  Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the IMF’s Dissemination Standards Bulletin Board.  The Internet website is located at http://dsbb.imf.org.  Neither Argentina nor any agents or underwriters acting on behalf of Argentina in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that Argentina filed with the U.S. Securities and Exchange Commission.  This prospectus does not contain all of the information provided in the registration statement.  For further information, you should refer to the registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC.  You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

100 F Street NE
Washington, DC 20549

All filings that Argentina makes electronically are available to the public over the Internet at the SEC’s website (http://www.sec.gov).  You may call the SEC for further information at 1-800-SEC-0330.

The SEC allows Argentina to incorporate by reference some information that Argentina files with the SEC.  Incorporated documents are considered part of this prospectus.  Argentina can disclose important information to you by referring you to those documents. The following documents, which Argentina has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus and any accompanying prospectus supplement:

•
Argentina’s Annual Report on Form 18-K for the year ended December 31, 2008, filed with the SEC on October 27, 2009, as amended by amendment No.1 on Form 18-K/A filed with the SEC on December 16, 2009, amendment No. 2 on Form 18-K/A filed with the SEC on January 28, 2010, amendment No. 3 on Form 18-K/A filed with the SEC on March 18, 2010, and amendment No. 4 on Form 18-K/A filed with the SEC on April 9, 2010 (the “2008 Annual Report”), SEC file number 033-70734;

•	any additional amendment on Form 18-K/A to the 2008 Annual Report filed after the date of this prospectus and prior to the termination of the offering of the securities; and

•	each subsequent Annual Report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the securities.

Later information that Argentina files with the SEC will update and supersede earlier information that it has filed.

You may view and print the documents incorporated by reference on the SEC’s website. Alternatively, you may obtain, without charge and upon request, a copy of any of the above documents (including any exhibits that are incorporated by reference in them).  Requests for such documents should be directed to:

Daniel Martín
Office of the Financial Representative of Argentina
1800 K Street, N.W., Suite 924
Washington, D.C.  20006
Tel: +1 202-466-3021

As long as any of the securities of a series remain outstanding and are listed on the Luxembourg Stock Exchange, you may also obtain, free of charge, copies of this prospectus and any prospectus supplement at the office of the paying agent for the securities in Luxembourg.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Argentina will use any net proceeds from the sale of securities offered by this prospectus for the general purposes of the government of Argentina, including the refinancing, repurchase or retirement of its domestic and external indebtedness.

RISK FACTORS

You should read this section in conjunction with the more detailed information regarding Argentina contained in the documents incorporated by reference in this prospectus. You should also review the “Risk Factors” section contained in the applicable prospectus supplement.

Risk Factors Relating to Argentina

Certain risks are inherent in any investment in an emerging market such as Argentina.

Argentina is an emerging market economy, and investing in emerging markets generally carries risks.  These risks include political, social and economic instability that may affect Argentina’s economic results.  Instability in Argentina and in other Latin American and emerging market countries has been caused by many different factors, including the following:

•	high interest rates;

•	abrupt changes in currency values;

•	high levels of inflation;

•	exchange controls;

•	wage and price controls;

•	changes in governmental economic or tax policies; and

•	political and social tensions.

Argentina has experienced political, social and economic instability in the past and may experience it in the future.  Any of these factors, as well as volatility in the capital markets, may adversely affect the liquidity, trading markets and value of Argentina’s debt securities and Argentina’s ability to service its debt.

The global credit crisis and unfavorable general economic and market conditions that commenced in 2007 have affected, and could continue to negatively affect our economy.

The global crisis has affected and may negatively continue to affect our economy.  The global credit crisis and economic downturn that commenced in 2007 have had a significant negative impact on the economies of countries around the world.  Developed economies like the United States have sustained some of the most dire effects while some emerging economies like that of China and Brazil have suffered substantial but comparatively milder effects.  We cannot predict the ongoing impact of this crisis on our economy and financial performance. The ongoing effects of the crisis could include a reduction in exports, a decline in tax revenue and further inability to access international capital markets, which may materially and adversely affect our economy.

Argentina’s economy may not continue to grow at the rates experienced in recent years or may contract in the future, which could have a material adverse effect on public finances and on the market price of Argentina’s securities.

The Argentine economy has experienced significant volatility in recent decades, including numerous periods of low or negative growth and high and variable levels of inflation and depreciation of the currency.  From the first half of 2002 until the third quarter of 2008, Argentina’s economy experienced strong growth.  The Argentine economy started slowing as of the third quarter of 2008.  The Government can offer no assurance that the Argentine economy will resume growth at a fast rate or that it will not contract in the future.  Economic results are dependent on a variety of factors, including (but not limited to) the following:

•	international demand for Argentine exports;

•	the price of particular commodities;

•	the stability and competitiveness of the peso against foreign currencies;

•	levels of consumer consumption and foreign and domestic investment; and

•	the rate of inflation.

If Argentina’s economy slows further, or contracts, the market price of Argentina’s securities may be adversely affected and our ability to service our public debt may be impaired.

The intervention of the Central Bank in the foreign exchange market, aimed at counteracting sharp shifts in the value of the peso, may have a negative impact on its international reserves and a significant depreciation or appreciation of the peso could have a material adverse effect on the Argentine economy and our ability to service our public debt.

The Central Bank intervenes in the foreign exchange market from time to time in order to manage the currency and prevent sharp shifts in the value of the peso.  Starting in the third quarter of 2008, the peso depreciated against the dollar.  The Central Bank purchased pesos in the market to avoid a sharper depreciation.  This purchase of pesos caused a decrease in the international reserves of the Central Bank.  If the peso depreciates against the dollar in the future, the Central Bank might resume purchasing pesos to avoid a further depreciation, which may cause a decrease in the Central Bank’s international reserves.  A significant decrease in the Central Bank’s international reserves may have a material adverse impact on our ability to withstand external shocks to our economy.

Since Argentina adopted a managed floating exchange rate regime in 2002, the peso’s value has varied over time.  We cannot assure you that the peso will not devalue or appreciate significantly in the future.  A significant depreciation of the peso would, among other effects, increase the cost of servicing Argentina’s foreign-currency denominated public debt.  A significant appreciation in the value of the peso could, among other effects, make Argentine exports less competitive with goods from other sources.  Either a significant depreciation or appreciation could have a material adverse effect on the Argentine economy and our ability to service our public debt.

A significant depreciation of the currencies of our trading partners or trade competitors may adversely affect the competitiveness of Argentine exports and cause an increase in Argentina’s imports, thus adversely affecting Argentina’s economy.

The depreciation of the currencies of one or more of our other trade partners or trade competitors relative to the peso may result in Argentine exports becoming more expensive and less competitive.  It may also cause an increase in relatively cheaper imports.  A decrease in exports and an increase in imports may have a material adverse effect on Argentina’s economic growth, its financial condition and the ability of Argentina to service its debt.

A decline in international prices for Argentina’s principal commodity exports could have a material adverse effect on Argentina’s economy and public finances.

The prices of most of Argentina’s commodity exports declined significantly between the third quarter of 2008 and the first quarter of 2009, when they began to increase.  If international commodity prices decline again or do not increase further in the future the Argentine economy could be adversely affected and Government revenues from taxes on Argentine exports could decrease, producing a negative impact on public finances.

An increase in inflation could have a material adverse effect on Argentina’s economic prospects.
From 2004 through the third quarter of 2008, Argentina as well as other countries around the world, confronted inflationary pressure, driven by significantly higher fuel, energy and food prices, among other factors. In 2009, inflation in Argentina decelerated due to the global financial and economic crisis.  See "Monetary System—Inflation" in the 2008 Annual Report for further information.

A portion of Argentina’s debt is indexed to inflation so that increases in prices result in increases in debt and debt service.  At September 30, 2009, approximately U.S.$ 38.3 billion, or 27.0%, of Argentina’s gross public debt (which in almost all cases matures in the medium and long-term) was indexed to inflation.  Argentina’s inflation-indexed debt is adjusted based on official statistics prepared by the Government.  Adjustments and payments on such debt are not subject to restatement or revision.

Inflation remains a challenge for Argentina.  Significant inflation could have a material adverse effect on Argentina and would increase Argentina’s debt and debt service, principally in the medium and long term when most inflation-indexed debt matures.

Argentina’s economy is vulnerable to external shocks that could be caused by significant economic difficulties of its major regional trading partners or by more general “contagion” effects, which could have a material adverse effect on Argentina’s economic growth and our ability to service our public debt.

A significant decline in the economic growth of any of Argentina’s major trading partners, such as Brazil, China or the United States, could have a material adverse impact on Argentina’s balance of trade and adversely affect Argentina’s economic growth.  Beginning in the last quarter of 2008, economic conditions in both emerging and developed economies were affected by a global economic and financial crisis.  We cannot predict the length or extent of the crisis or its effects on our major trading partners.  A decline in demand for Argentine exports could have a material adverse effect on Argentina’s economic growth.

Because international investors’ reactions to the events occurring in one market sometimes demonstrate a “contagion” effect in which an entire region or class of investment is disfavored by international investors, Argentina could be adversely affected by negative economic or financial developments in other countries.

The Central Bank and other Government entities conduct periodic reviews of the statistics they publish and any revisions to Argentina’s official financial or economic data resulting from any subsequent review of such data, or material differences in official data from other sources, could reveal a different economic or financial situation in Argentina, which could affect your evaluation of any offer made by Argentina and/or of the market value of our securities.

Certain financial, economic and other information presented in this prospectus may subsequently be materially revised to reflect new or more accurate data.  These revisions may result from the periodic review of official financial and economic data and statistics.  Revisions to official data could reveal that Argentina’s economic and financial condition as of any particular date may be different from that described in this prospectus.  Certain private analysts and non-governmental sources publish financial or economic data, which differ significantly (and present higher estimates of inflation) from official financial or economic data.

At the end of January 2007, the Instituto Nacional de Estadísticas y Censos, or “INDEC,” the Government’s statistical agency and the only organization with operative ability to cover large territories and broad volumes of data in Argentina, experienced a process of institutional reform.  Private analysts objected to the inflation figures (and to other economic data affected by inflation data, such as poverty and GDP estimates) published by INDEC.  The Government utilizes and relies on INDEC statistics, including inflation data.  It does not have any oversight or ability to evaluate the accuracy of data published by non-Governmental sources. Only statistics from official sources, such as INDEC, the Central Bank, and the Ministry of Economy and Public Finance, are included in this prospectus unless otherwise noted.

In Argentina, as in other countries, statistical information and methodology may be evaluated and refined over time and may differ from data prepared using different statistical systems.  See "Monetary System—Inflation" in the 2008 Annual Report for further information. Material differences in official data from other sources could reveal a different economic or financial situation in Argentina, which could affect your analysis of any offer made using this prospectus and/or of the market value of our securities.

Argentina’s limited sources of financing and investment may have an adverse effect on its economy and ability to service its public debt.

The Government’s primary fiscal results (i.e., fiscal results excluding interest payments on Argentina’s public debt) may be insufficient to meet Argentina’s debt service obligations.  Since its debt default in 2001, Argentina has had limited access to financing, which has consisted mainly of:

•	borrowings from local or international sources in local placements, including local bond issuances and intra public-sector financings; and

•	borrowings from international official-sector institutions such as the World Bank, the Inter-American Development Bank (“IADB”) and other public entities.

We cannot assure you that foreign investors and lenders will be willing to loan money to Argentina in the future, or that Argentina may also not be able or willing to access international capital markets.  We also cannot assure you that local sources of financings will remain available.  The loss or limitation of these sources of financing or Argentina’s inability to attract or retain foreign investment in the future could adversely affect Argentina’s economic growth and public finances and our ability to service our public debt.

If Argentina is unable to meet its energy requirements, this could have a material adverse impact on our economy and the costs to the Government of energy subsidies may have a material effect on public finances.

In order to assure adequate domestic supplies of energy, Argentina has at times increased imports and/or reduced exports of energy to and from neighboring countries.  Political tensions with and among the countries which trade energy with Argentina, most notably Bolivia and Chile, could jeopardize the availability of energy supplies in the future.

The Government has at various times implemented subsidies, tariffs and price controls on certain energy products, including natural gas and fuel.  We cannot assure you that the costs to the Government from subsidies may not have a material effect on public finances.

The Government’s finances and its ability to service its debt could be materially and adversely affected by a restructuring by one or more provinces on obligations they owe to the Government.

Argentina’s provinces have incurred certain obligations to the Government in connection with the restructuring of their obligations, the redemption of quasi-currency bonds, multilateral loans and other transactions.  A restructuring of these obligations could have a material adverse effect on our finances and our ability to service our public debt.

In the event of another economic crisis, the Government could strengthen exchange controls and transfer restrictions, which could have a material adverse effect on Argentine private sector economic activity.

In the past, the Central Bank has imposed exchange controls and transfer restrictions in times of crisis and certain of such controls and restrictions remain at present.  There can be no assurance that the Government will not strengthen exchange controls and/or transfer restrictions in the future, which could have a material adverse effect on Argentina’s private sector activity.

The Government provides economic subsidies, which could have a material adverse effect on Argentina’s public finances.

The Government provides subsidies to the energy, agricultural, transportation and other sectors. These subsidies represent a significant cost to the Government and this cost increases as the prices of food, energy and other commodities that are subsidized increases.  The continuation, or expansion, of the Government’s subsidies could have a negative impact on Argentina’s public finances.

Litigation

Argentina’s default on its public indebtedness has prompted creditors to file a number of lawsuits in several countries, many of which have resulted in judgments against Argentina, and the possibility of continued litigation and additional judgments could have a material adverse impact on Argentina’s public finances and our ability to service our public debt.

Numerous lawsuits against Argentina have been commenced in several countries, including the United States, Italy, Germany, and Japan, by bondholders or entities representing bondholders – including bondholders who did not participate in the 2005 Debt Exchange and those who acquired bonds from such bondholders – based on the Government’s default on its public debt obligations on December 31, 2001, totaling at that time U.S.$89.1 billion.  These lawsuits assert that Argentina has failed to make timely payments of interest and/or principal on their bonds and seek judgments for the face value of and/or accrued interest on those bonds.

In the United States, approximately 158 suits have been filed since March 2002, including 18 class actions.  In January 2009, the United States District Court for the Southern District of New York entered “aggregate” judgments on behalf of each of eight class actions, totaling approximately U.S.$2.2 billion.  Argentina appealed these judgments and the certification of the classes; the appeals are currently pending before the United States Court of Appeals for the Second Circuit.  Class certification has been granted in five other cases.  Judgment has been entered against the Government in 104 individual cases in a total amount of approximately U.S.$6.4 billion.  Certain bondholders with U.S. judgments or claims pending in U.S. litigation have sought, in the United States and elsewhere, to attach both Government assets as well as assets of various Argentine entities and other persons alleged by these bondholders to be available to satisfy the obligations of the Government.  For further information, see “Public Sector Debt—Legal Proceedings” in the 2008 Annual Report.

In Italy, all 13 lawsuits filed against Argentina before the civil courts have been dismissed because the Italian Supreme Court of Cassation decided in 2005 that Argentina’s actions concerning the restructuring of its foreign debt are sovereign acts which enjoy immunity from the jurisdiction of Italian courts.

In Germany, approximately 596 proceedings have been filed against Argentina.  Final judgment was rendered in 401 cases for approximately €231 million in principal plus interest.  Currently there are 129 cases pending in Germany with claims for approximately €46 million in principal plus interest.

In Japan, an action has been commenced seeking approximately ¥11 billion in principal, plus interest.  The complaint is currently pending.

We can offer no assurance that further litigation will not result in additional substantial judgments granted against Argentina.  Present or future litigation could result in the execution, attachment or injunction of assets of Argentina, or assets alleged by these bondholders to be property of Argentina, that the Government or the owners of the assets intend for other uses, and could have material adverse effects on public finances, the market price of our securities, and our ability to service our debt.  For further information, see “Public Sector Debt—Legal Proceedings” in the 2008 Annual Report.

Arbitration proceedings under bilateral investment treaties could have a material adverse effect on our finances and our ability to service our debt.

Several arbitration proceedings have been brought against Argentina before the International Centre for the Settlement of Investment Disputes (“ICSID”) challenging some of the emergency measures adopted by the Government in 2001 and 2002 and seeking compensation for damages.  These proceedings have been brought primarily by foreign investors in a number of privatized entities under various bilateral investment treaties.  There are currently 34 ICSID proceedings pending against Argentina, nine of which have been suspended pending settlement negotiations.  Three of these 34 cases are proceedings allegedly totaling approximately U.S.$4.4 billion in face value brought by or on behalf of Italian bondholders, including one involving approximately more than 180,000 claims filed by or on behalf of persons alleging to be Italian bondholders.  Awards have been rendered against Argentina in eight proceedings for an approximate total amount of U.S.$913 million (excluding interest and legal fees), although none of the awards has been executed upon.  To the Government’s knowledge, two claimants had their awards recognized as enforceable by a New York court.  Two claimants also commenced similar proceedings before London and Paris courts.  For further information, see “Public Sector Debt—Legal Proceedings—ICSID Arbitration” in the 2008 Annual Report.

We can offer no assurance that the Government will prevail in the remaining ICSID claims or in the enforcement proceedings.  Rulings against the Government in these and future proceedings could result in the execution, attachment or injunction of assets of Argentina, or assets alleged by claimants to be property of Argentina, that the Government or the owners of the assets intend for other uses, and could have a material adverse effect on public finances, the market price of our securities, and our ability to service our debt.

Creditors have sought to enforce claims against Argentina by proceeding against the Central Bank and agencies or instrumentalities of Argentina on alter ego and other grounds, which if successful, could have a material adverse effect on public institutions and assets, such as reserves and pension funds.

Creditors have initiated proceedings against certain Argentine public sector agencies, instrumentalities, companies and financial sector entities (“Argentine Agencies or Instrumentalities”) and have sought attachment and restraining orders against assets held by and for these entities.  The lawsuits and enforcement actions against the Argentine Agencies and Instrumentalities have been based on alter ego, appropriation, or other theories claiming that these entities should be responsible for Argentina’s debts.  The most material of these proceedings have included attempts to attach and/or restrain in the United States Central Bank reserves, pension fund assets, and American Depository Shares held by an Argentine trust.  In April 2010, the United States District Court for the Southern District of New York issued a decision granting attachments and restraints of approximately U.S.$100 million of Central Bank reserves held at the Federal Reserve Bank of New York based on plaintiffs' theory that the Central Bank was the alter ego of the Republic.  The decision further held that the Central Bank reserves at issue were property of the Republic being used for a commercial activity in the United States, and thus available to satisfy plaintiffs' claims against the Republic.  The Republic and the Central Bank will appeal the decision.  For more information, see “Public Sector Debt—Legal Proceedings—Litigation in the United States—Attempts to attach Argentine property in U.S. Litigation” in the 2008 Annual Report.

Creditors have also attempted to attach diplomatic property in the United States and certain diplomatic and consular accounts in other jurisdictions, notwithstanding that such property is protected under state sovereign immunities laws and public international law.

Argentina is committed to vigorously opposing the attachment of assets protected by United States sovereign immunity laws, the sovereign immunities laws of other jurisdictions, and public international law, but we can offer no assurance that creditors will not proceed against other such assets or assets of Argentine Agencies or Instrumentalities or other entities, nor that Argentina will ultimately prevail in each such pending or future proceeding.

Risks Relating to Argentina’s Securities

The market for Argentina’s securities may not be liquid.

We can make no assurance as to the liquidity of trading markets for Argentina’s public debt or guarantee that the holders of Argentina’s securities will be able to sell their securities in the future.  The failure of a market for Argentina’s securities to develop or continue could harm the trading price of Argentina’s securities, and holders may be able to resell them only after an extended period of time, if at all.

It may be difficult for you to obtain or enforce judgments or arbitral awards against Argentina.

Argentina is a sovereign entity.  Judgments totaling approximately U.S.$8.6 billion in the United States and approximately €231 million in Germany have been entered against Argentina in actions based on the Government’s default on public debt obligations.  Parties suing Argentina on defaulted debt in the United States and elsewhere are limited by the sovereign immunities laws in the jurisdictions in which proceedings against Argentina are brought.  Accordingly, it may be difficult for holders of Argentina’s securities or trustees in respect of such securities to obtain or enforce against Argentina judgments issued in the United States or elsewhere.

Attachment and execution attempts against the property of a foreign state such as Argentina are governed in the United States by the Foreign Sovereign Immunities Act of 1976 (“FSIA”), as well as by public international law, including international treaties such as the Vienna Convention on Diplomatic Relations of 1961 (the “Vienna Convention”).  Even when a foreign state has waived immunity from suit and from enforcement, as has Argentina in connection with its defaulted debt, the FSIA limits attachments and executions to property of the foreign state that is (1) in the United States and (2) used for a commercial activity in the United States.  Plaintiffs who have sued Argentina on defaulted debt have sought prejudgment attachments of, and postjudgment executions against, property which plaintiffs claim belongs to Argentina and which they claim is located in the United States and is being used for commercial activity in the United States.  The FSIA also provides special protection from attachment or execution of such property as that of foreign central banks and military property.  In addition, Argentina may plead sovereign immunity under the FSIA in actions brought against it under the United States federal securities laws or any state securities laws, and its submission to jurisdiction and appointment of Banco de la Nación Argentina as its authorized agent for service of process and waiver of immunity do not include these actions.  Argentina has vigorously opposed attempts by plaintiffs and judgment creditors to attach or execute against property that they allege is subject to attachment and execution under the FSIA.

Immunities laws in other countries may also provide foreign states with immunity from jurisdiction and attachment and execution.  States may be signatories to treaties protecting diplomatic property of foreign states such as the Vienna Convention, which has been adopted by most countries, including Argentina, France, Spain, the United Kingdom, and Italy.  Argentina has opposed attempts by plaintiffs in jurisdictions other than the United States based on the immunities laws of those jurisdictions and applicable public international law.

Argentina has opposed attempts by creditors to have non-Argentine judgments recognized and enforced in Argentine courts.  Argentina’s basis for opposition have included that the foreign judgments contravene Argentine principles of public order, are incompatible with judgments previously or simultaneously issued by Argentine courts, or that Argentina was not provided due process rights.  On March 2, 2010, in In re Claren Corporation C / EN S / Varios, an action seeking recognition of a U.S. judgment, an Argentine lower Federal Court held, as Argentina had argued, that although Argentina’s issuance of the bonds in which plaintiff had an interest constituted commercial activity, Argentina’s decision to declare a moratorium on payments on the bonds as a consequence of an economic and social emergency constituted an exercise of its sovereign powers and should have been given deference by the foreign court.  Therefore, the Argentine lower Federal Court ruled that the foreign judgment disregarded Argentina’s right to sovereign immunity and thus contravened Argentine principles of public order.  See “Public Sector Debt—Litigation in Argentina—Recognition and enforcement of foreign judgments in Argentina” in the 2008 Annual Report for further information.

Eight ICSID awards totaling approximately U.S.$913 million have been entered in arbitrations filed against Argentina.  In the context of enforcement of ICSID awards, Argentina has taken the position that, under Articles 53 and 54 of the 1965 Convention on the Settlement of Investment Disputes Between States and Nationals of Other States (“ICSID Convention”), in order for Argentina to satisfy any ICSID award rendered against it, the award holder must submit its award to the authority appointed under Article 54(2) of the ICSID Convention, which is an Argentine court, and follow the formalities applicable for collecting on a judgment against Argentina.  Efforts to enforce an ICSID award are otherwise subject to the sovereign immunity laws in effect in the jurisdiction where enforcement is sought in accordance with Article 55 of the ICSID Convention.

DESCRIPTION OF THE SECURITIES

This prospectus provides you with a general description of the securities Argentina may offer.  Each time Argentina sells (or certain security holders authorized by Argentina sell) securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement.

Description of Debt Securities

Argentina will issue debt securities governed by New York law, English law or Argentine law.  Debt securities governed by Argentine law will be issued under a decree or regulation that will set out the terms and conditions of the debt securities, and will be described in a related prospectus supplement.  Debt securities governed by either New York law or English law will be issued under an indenture between Argentina and one or more trustees.  Argentina will file the indenture, each applicable decree or regulation and the form of the debt securities with the SEC.

The following description summarizes the material provisions of the debt securities and the indenture.  You should read the indenture, the form of the debt securities and the applicable prospectus supplement before making your investment decision.

Argentina will include some or all of the following terms in the prospectus supplement relating to any series of debt securities:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•
the interest rate or rates (which may be fixed or variable), the date from which interest will accrue, the interest payment dates and the record dates for the interest payments, and the extent to which interest payments may be capitalized or paid in kind;

•	the place or places where the principal of and interest on the debt securities are payable;

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow Argentina to redeem the debt securities at its option;

•	any provisions that entitle you to repayment for the debt securities at your option;

•	the currency in which the debt securities are denominated and the currency in which Argentina will make payments;

•	the authorized denominations;

•	any index Argentina will use to determine the amount of principal, any premium and interest payments;

•	any covenants or agreements of Argentina and any events that give you the right to accelerate the maturity of your debt securities;

•	whether that series of debt securities will be listed and, if listed, the stock exchanges on which it will be listed;

•	any terms allowing you to exchange or convert your debt securities; and

•	any other terms of the debt securities that do not conflict with the provisions of the indenture.

Argentina may issue debt securities at a discount below their stated principal amount, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates.  Argentina may also issue debt securities that have variable rates of interest but are exchangeable for fixed-rate debt securities.  Argentina will describe the United States federal income tax consequences and other relevant considerations in the prospectus supplement for any such offering.

The debt securities are direct obligations of Argentina and do not have the benefit of any separate undertaking of other government entities (including Banco Central de la República Argentina).

Status

The debt securities will be direct, unconditional, unsecured and unsubordinated obligations of Argentina and will rank pari passu and without preference among themselves.  Argentina’s payment obligations under the debt securities will rank at least equally with all its other present and future unsecured and unsubordinated External Indebtedness (as defined under “Negative Pledge” below).

Payment of Principal and Interest

Unless otherwise specified in the applicable prospectus supplement, Argentina will make payments on the debt securities in U.S. dollars to the trustee for the benefit of the registered holders of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be subject to any sinking fund.

Any money that Argentina pays to the trustee for the payment of any debt securities that remain unclaimed for ten years (in the case of principal) or five years (in the case of interest) or, in either case, any shorter prescription period provided by law after the principal or interest had become due or payable will be returned to Argentina and held by Argentina in trust for the relevant holder of the debt securities.  Afterwards, the holder of these debt securities may look only to Argentina for payment.  However, Argentina’s obligation to make payments on these debt securities as they become due will not be affected until the expiration of the applicable prescription period.

Additional Amounts

Argentina will make all principal and interest payments on the debt securities without deducting or withholding on account of any present or future taxes, duties, assessments or other governmental charges withheld or assessed by Argentina, unless the deduction or withholding is required by law.  If Argentina is required to make any deduction or withholding, it will pay the holders the additional amounts required to ensure that they receive the same amount as they would have received without this withholding or deduction.

Argentina will not, however, pay any additional amounts with respect to any debt securities in connection with any tax, duty, assessment or other governmental charge that is imposed due to any of the following:

•
the holder is liable for taxes in respect of the debt securities because he has some connection with Argentina other than merely holding the debt securities or the receipt of principal, premium or interest with respect to these debt securities; or

•
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2002 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, that directive; the debt securities are presented for payment by or on behalf of a holder who would have been able to avoid the withholding or deduction by presenting the debt securities to another trustee paying agent in a member state of the European Union; or

•
the debt securities are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of the debt securities would have been entitled to additional amounts on presenting the debt securities for payment on the last day of that 30-day period.

“Relevant Date” in respect of any debt securities means the date on which payment in respect of the debt securities first becomes due or (if the trustee has not received the full amount of the money payable by such due date) the date on which notice is given to the holders in the manner described in “Notices” below that such moneys have been received and are available for payment.

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement, Argentina will issue debt securities:

•	denominated in U.S. dollars;

•	in the form of one or more global securities in fully registered form (we refer to these securities as book-entry or global securities);

•	without coupons; and

•	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Redemption, Repayment and Repurchase

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Argentina or repayable at the option of the registered holders.  Nevertheless, Argentina may at any time purchase the debt securities and hold or resell them or surrender them to the trustee for cancellation.

Transfer and Exchange

You may transfer or exchange the debt securities at the office of the trustee in New York City and in a Western European city to be specified in the prospectus supplement.  You will not have to pay a service charge to register a transfer or exchange of debt securities.  However, Argentina or the trustee may charge you for any stamp, tax or other governmental charge that either of them must pay in connection with the exchange or transfer.

Argentina and the trustee will treat the person in whose name any debt securities are registered as the owner of these debt securities for the purposes of receiving any payment of principal, any premium or interest and for all other purposes.

Physical Securities

Argentina will issue individual debt securities in physical form, which we call physical securities, in exchange for interests in a global security only if:

(i)           a clearing system located in the United States for any series of debt securities:

•	notifies Argentina that it is unwilling or unable to continue acting as depositary;

•	ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended; or

•	is no longer eligible to act as such and, in each case, Argentina does not appoint a successor depositary within 90 days;

(ii)            a clearing system located outside the United States for any series of debt securities:

•	is closed for a continuous period of 14 days;

•	announces an intention permanently to cease business or does in fact do so;

•	is not registered or ceases to be exempt from registration or becomes required to be registered under the Securities Exchange Act of 1934, as amended; or

•	is no longer eligible to act as such;

(iii)           Argentina decides not to have the debt securities of a series represented by a global security or securities; or

(iv)           the trustee determines, upon the advice of counsel, that it is necessary to obtain possession of such debt securities in physical form in connection with any proceedings to enforce the rights of holders of such debt securities.

In this case, Argentina and the trustee will issue physical debt securities:

•	registered in the name of each holder; and

•	without interest coupons.

Replacement of Physical Securities

If any physical debt securities become mutilated, destroyed, stolen or lost, you can replace them by delivering the debt securities or evidence of its loss, theft or destruction to the trustee.  Argentina will execute, and the trustee will authenticate and deliver to you, substitute debt securities with the same terms as the debt securities you are exchanging.  You will be required to pay all expenses and reasonable charges associated with the replacement of these debt securities.

Argentina and the trustee may require you to sign an indemnity in which you agree to pay Argentina and the trustee for any losses they may suffer relating to the debt securities that were destroyed, stolen or lost.  In case any mutilated, destroyed, stolen or lost debt securities have become or will become due and payable within 15 calendar days following its delivery to the trustee for replacement, Argentina may pay such debt securities instead of replacing them.

Negative Pledge

Argentina has agreed that, except for the exceptions set forth below, as long as any of the debt securities remain outstanding, it will not create or permit to subsist any security interest (e.g., a lien, pledge, mortgage, deed of trust, charge or other encumbrance or preferential arrangement that has the practical effect of constituting a security interest) in its revenues or assets to secure its Public External Indebtedness (as defined below), unless the debt securities are given equal security or have the benefit of a security, guarantee, indemnity or other arrangement approved by the holders in accordance with “—Collective Action Clauses—Modifications” below.

Nevertheless, Argentina may permit to subsist:

(1)
any security interest upon property to secure Public External Indebtedness if that Public External Indebtedness was incurred to finance the acquisition of that property; any renewal or extension of that security interest so long as it is limited to the original property covered by the security interest and it secures any renewal or extension of the original secured financing;

(2)
any security existing on that property at the time of its acquisition to secure Public External Indebtedness and any renewal or extension of that security interest that is limited to the original property covered by the security interest and that secures any renewal or extension of the original secured financing;

(3)
any security interest created in connection with the transactions contemplated by Argentina’s 1992 Financing Plan dated June 23, 1992, sent to the international banking community with the communication dated June 23, 1992, from the Minister of Economy of Argentina (the “1992 Financing Plan”) and its implementing documentation, including any security interest to secure obligations under the collateralized bonds issued under the 1992 Financing Plan (the “Par and Discount Bonds”) and any security interest securing indebtedness outstanding on the date of this Prospectus to the extent required to be equally and ratably secured with the Par and Discount Bonds;

(4)	any security interest in existence on the date of the indenture;

(5)
any security interest securing Public External Indebtedness issued upon surrender or cancellation of any of the Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent that security interest is created to secure the Public External Indebtedness on a basis comparable to the Par and Discount Bonds;

(6)	any security interest on any of the Par and Discount Bonds; and

(7)
any security interest securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that (a) the holders of that Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of that project as the principal source of repayment of the Public External Indebtedness and (b) the property over which that security interest is granted consists solely of those assets and revenues.

For the purposes of the indenture:

•
“External Indebtedness” means debt obligations for borrowed money or evidenced by bonds, debentures, notes or similar instruments denominated or payable, or which at the option of the holder may be payable, in a currency other than the lawful currency of Argentina, provided that no Domestic Foreign Currency Indebtedness shall constitute External Indebtedness.

•	“Performing Public External Indebtedness” means any Public External Indebtedness issued on or after June 2, 2005.

•
“Public External Indebtedness” means any External Indebtedness of, or guaranteed by, Argentina which (1) is publicly offered or privately placed in securities markets, (2) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (3) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor law or regulation of similar effect)).

•
“Domestic Foreign Currency Indebtedness” means (1) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into domestic indebtedness: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (f) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (g) Letras de Tesorería en Dólares Estadounidenses issued under Argentina’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (h) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (i) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (j) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (k) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolutions of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (m) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 230/2006 and 64/2006, and (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007; (2) any indebtedness issued in exchange, or as replacement, for the indebtedness referred to in (1) above; and (3) any other indebtedness payable by its terms, or which at the option of the holder may be payable, in a currency other than the lawful currency of Argentina which is (a) offered exclusively within Argentina or (b) issued in payment, exchange, substitution, discharge or replacement of indebtedness payable in the lawful currency of Argentina.

Default and Acceleration of Maturity

Each of the following are events of default under any series of debt securities:

(a)	Non Payment. Argentina fails for 30 days after the applicable payment date to make any payment of principal or interest on that series of debt securities;

(b)
Breach of Other Obligations.  Argentina fails to perform or comply with any other obligation under the debt securities or under the indenture and Argentina does not or cannot cure that failure within 90 days after it receives written notice from the trustee regarding that default;

(c)
Cross Default.  Any event or condition occurs that results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any of Argentina’s Performing Public External Indebtedness having an aggregate principal amount of U.S.$30,000,000 or more, or Argentina fails to make any payment of principal, premium, prepayment charge or interest when due on any of its Performing Public External Indebtedness having an aggregate principal amount of U.S.$30,000,000 or more and that failure continues past the applicable grace period, if any;

(d)	Moratorium. Argentina declares a moratorium on the payment of principal of or interest on its Performing Public External Indebtedness; or

(e)	Validity. Argentina contests the validity of that series of debt securities.

 If any of the events of default described above occurs and is continuing, the holders of at least 25% of the aggregate principal amount of the debt securities of that series outstanding (as defined below) may, by written notice given to Argentina, with a copy to the trustee, declare the debt securities of that series to be immediately due and payable.  Upon any declaration of acceleration, the principal, interest and all other amounts payable on that series of debt securities will become immediately due and payable on the date that written notice is received at the office of the trustee, unless Argentina has remedied the event or events of default prior to receiving the notice; provided that in the case of (b) and (e) above, the event is materially prejudicial to the interests of the holders of the debt securities of that series.

In the event of a declaration of acceleration because of an event of default described in (c) above, the declaration of acceleration will be automatically rescinded and annulled if Argentina has remedied or cured the event of default or if the holders of the relevant indebtedness rescind the declaration of acceleration within 60 days after the event.

Only Performing Public External Indebtedness is considered for purposes of cross-default.  Accordingly, defaulted debt that was eligible for, but not tendered in, the 2005 Debt Exchange will be disregarded for such purposes.  Other events of default apply solely to any series of debt securities which contain such terms.

Meetings

Argentina may at any time ask for written consents from or call a meeting of the holders of the debt securities of any series at any time to make, give or take any modification (as defined below) to the terms and conditions of the debt securities of that series.  This meeting will be held at the time and place determined by Argentina and specified in a notice of the meeting furnished to the affected holders.  This notice must be given at least 30 days and not more than 60 days prior to the date fixed for the meeting.  In addition, the trustee may at any time call a meeting of holders of the debt securities of any series for any purpose.  The meeting will be held at the time and place determined by the trustee and specified in a notice of the meeting provided to the affected holders at least 30 days and not more than 60 days prior to the date of the meeting.

If, upon the occurrence of an event of default, the holders of at least 10% of the aggregate principal amount of the then outstanding debt securities of any series ask the trustee to call a meeting of the holders of the debt securities of that series for any purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the trustee will call the meeting for that purpose.  The meeting will be held at the time and place determined by the trustee, and specified in a notice to the affected holders.  This notice must be given at least 30 days and not more than 60 days prior to the meeting.

Only holders of outstanding debt securities of the relevant series or persons duly appointed in writing as their proxies are entitled to vote at any meeting.  At any meeting, other than a meeting to discuss a reserved matter (as defined below), holders or proxies representing a majority in aggregate principal amount of the outstanding debt securities of the series will constitute a quorum.  At the reconvening of any meeting adjourned for a lack of a quorum, the holders or proxies representing 25% in aggregate principal amount of the outstanding debt securities of the series will constitute a quorum for the taking of any action set forth in the notice of the original meeting.  At any meeting held to discuss a reserved matter, holders or proxies representing 75% in aggregate principal amount of the outstanding debt securities of the series will constitute a quorum.  The trustee may make any reasonable and customary regulations that it deems advisable for any meeting with respect to:

•	the proof of the holding of debt securities;

•	the appointment of proxies by the holders;

•	the record date for determining the registered holders who are entitled to vote; and

•	other matters concerning the conduct of the meeting as the trustee deems appropriate.

Collective Action Clauses

The debt securities, other than those governed by Argentine law, will contain provisions regarding acceleration (if applicable) and future modifications to their terms. These provisions, which are commonly referred to as “collective action clauses,” are described in this “Collective Action Clauses” section.  Under those provisions, modifications affecting certain reserved matters, including modifications to payment and other important terms, may be made to a single series of debt securities, other than those governed by Argentine law, with the consent of the holders of 85% of the aggregate principal or notional amount outstanding of all affected series and 66 2/3% in aggregate principal or notional amount outstanding of each affected series.” In addition, under certain circumstances, the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of any series may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all holders of the debt securities of that series.

Waiver of Default and Acceleration of Maturity

The holders of more than 50% of the aggregate principal amount of the outstanding debt securities of any series may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all holders of the debt securities of that series if:

•
following the declaration that the debt securities of that series are immediately due and payable, Argentina deposits with the trustee a sum sufficient to pay all overdue installments of principal, interest and other amounts in respect of the debt securities of that series (with interest on overdue amounts of interest, to the extent permitted by law, and on the principal of each of the debt securities of that series at the applicable rate of interest, to the date of the payment or interest) as well as the reasonable fees and compensation of the trustee; and

•	all other events of default have been remedied.

Modifications

Any modification, amendment, supplement or waiver to the indenture or the terms and conditions of the debt securities of one or more series may be made or given pursuant to a written action of the holders of the debt securities of that series without the need for a meeting or by vote of the holders of the debt securities of that series taken at a meeting of holders thereof, in each case in accordance with the applicable provisions of the indenture or the debt securities.

Any modification, amendment, supplement or waiver to the terms and conditions of the debt securities of a single series, or to the indenture insofar as it affects the debt securities of a single series, may generally be made, and future compliance therewith may be waived, with the consent of Argentina and the holders of not less than 66 2/3% in aggregate principal amount of the debt securities of such series at the time outstanding.

However, special requirements apply with respect to any modification, amendment, supplement or waiver that would:

•	change the due date for the payment of the principal of (or premium, if any) or any installment of interest on the debt securities of a series;

•
reduce the principal amount of the debt securities of a series, the portion of the principal amount which is payable upon acceleration of the maturity of the debt securities of a series, the interest rate of the debt securities of a series, or the premium payable upon redemption of the debt securities of a series;

•	change the currency of payment of any amount payable under the debt securities of a series;

•
shorten the period during which Argentina is not permitted to redeem the debt securities of a series, or permit Argentina to redeem the debt securities of a series if Argentina had not been permitted to do so prior to such action;

•
change the definition of “outstanding” or the percentage of votes required for the taking of any action pursuant to the modification provisions of the indenture (and the corresponding provisions of the terms and conditions of the debt securities) in respect of the debt securities of a series;

•	change the obligation of Argentina to pay additional amounts with respect to the debt securities of a series;

•	change the governing law provision of the debt securities of a series;

•
change the courts to the jurisdiction of which Argentina has submitted, Argentina’s obligation to appoint and maintain an agent for the service of process in the Borough of Manhattan, The City of New York, or Argentina’s waiver of immunity in respect of actions or proceedings brought by any holder based upon the debts securities of any series;

•	in connection with an exchange offer for the debt securities of a series, amend any event of default;

•	change the status of the debt securities of any series; or

•
authorize the trustee, on behalf of all holders of the debt securities of a series, to exchange or substitute all the debt securities of that series for, or convert all the debts securities of that series into, other obligations or securities of Argentina or any other person.

We refer to the above subjects as “reserve matters” and to any modification, amendment, supplement or waiver constituting a reserve matter as a “reserve matter modification.”

Any reserve matter modification to the terms and conditions of the debt securities of a single series, or to the indenture insofar as it affects the debt securities of a single series, may generally be made, and future compliance therewith may be waived, with the consent of Argentina and the holders of not less than 75% in aggregate principal amount of the debt securities of such series at the time outstanding.

If Argentina proposes any reserve matter modification to the terms and conditions of the debt securities of two or more series, or to the indenture insofar as it affects the debt securities of two or more series, in either case as part of a single transaction, Argentina may elect to proceed pursuant to provisions of the indenture providing that such modifications may be made, and future compliance therewith may be waived, for each affected series if made with the consent of Argentina and

•	the holders of not less than 85% in aggregate principal amount of the outstanding debt securities of all series that would be affected by that modification (taken in aggregate), and

•	the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of that series (taken individually).

Any modification consented to or approved by the holders of the debt securities of one or more series pursuant to the modification provisions will be conclusive and binding on all holders of the debt securities of that series, whether or not they have given such consent or were present at a meeting of holders at which such action was taken, and on all future holders of the debt securities of that series whether or not notation of such modification is made upon the debt securities of that series.  Any instrument given by or on behalf of any holder of debt securities in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of such debt securities.

Argentina and the trustee may, without the consent of any holder, amend the debt securities of any series or the indenture for the purpose of:

•	adding to the covenants of Argentina for the benefit of the holders of the debt securities of that series;

•	surrendering any right or power conferred upon Argentina;

•	securing the debt securities of that series pursuant to the requirements of the debt securities or otherwise;

•	curing any ambiguity, or curing, correcting or supplementing any defective provision of the indenture or the debt securities of that series; or

•	amending the debt securities or the indenture in any manner which Argentina and the trustee may determine not to adversely affect the interest of any holder of the debt securities of that series.

As used in the indenture, “outstanding” means, in respect of the debt securities of any series, the debt securities of that series authenticated and delivered except:

•	debt securities of that series previously canceled by the trustee or delivered to the trustee for cancellation or held by the trustee for reissuance but not reissued by the trustee;

•	debt securities of that series that have been called for redemption or that have become due and payable and in respect of which Argentina has satisfied its payment obligations; or

•	debt securities of that series in substitution for which other debt securities shall have been authenticated and delivered;

provided, however, that for purposes of determining whether the required percentage of holders of the notes has approved any modification pursuant to the indenture or, in the case of a meeting, whether sufficient holders are present for quorum purposes, any debt securities owned or controlled, directly or indirectly, by Argentina or any public sector instrumentality of Argentina will be disregarded and deemed to be not outstanding.  As used in this paragraph, “public sector instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of Argentina or any corporation, trust, financial institution or other entity owned or controlled by the government of Argentina or any of the foregoing, and, with respect to any “public sector instrumentality,” “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

In determining whether the trustee shall be protected in relying upon any such modification or other action or instruction, only debt securities of a series that the trustee knows to be so owned or controlled will be so disregarded.  Prior to any vote in respect of any modification affecting the debt securities of a series, Argentina shall deliver to the trustee a certificate signed by an authorized representative of Argentina specifying any debt securities of that series owned or controlled, directly or indirectly, by Argentina or any public sector instrumentality.

Prescription

The debt securities will become void unless claimed within ten years (in the case of principal) and five years (in the case of interest) from the due date for payment, or a shorter period if provided by law.

Notices

Unless otherwise specified in the applicable prospectus supplement, notices to the holders of debt securities will be mailed to the addresses of such holders or published in such publications as are set forth in the applicable prospectus supplement.  Any such notice shall be deemed to have been given on the date of mailing or, if published, on the first date on which publication is made.

Description of Warrants

If Argentina issues warrants, it will file the applicable warrant agreement and the form of warrant with the SEC.  The following description briefly summarizes the principal terms of the warrants and any warrant agreement.  You should read the applicable warrant agreement, the form of warrant and the applicable prospectus supplement before making your investment decision.

Argentina may issue warrants separately or with any securities.  Argentina will issue any warrants under a warrant agreement between Argentina and a bank or trust company, as warrant agent.  The prospectus supplement relating to a particular series of warrants offered will include specific terms relating to the warrants.  These terms will include some or all of the following:

•	the initial offering price;

•	the currency required to purchase the warrants;

•
if the warrants represent the right, upon exercise, to receive new securities of Argentina, the terms of the securities that you will receive on exercise of the warrants and the principal amount of securities that you will receive on exercise of one warrant;

•
if the warrants represent the right to a cash payment or payments, (1) the manner for determining the amount or amounts payable in respect of one warrant, including a description of any index or indices pursuant to which such amounts will be determined, (2) the payment date or payment dates in respect of the warrants and (3) any maximum or minimum on the amount or amounts payable in respect of each warrant;

•
whether an election to exercise the warrants is required in order to be entitled to the amounts payable (or securities deliverable) upon exercise of the warrants and, if so, (1) the procedures for, and conditions to, exercise of the warrants, (2) the date or dates on which you must exercise the warrants, (3) a description of the consideration, including any cash payment or any securities that must be tendered upon exercise of the warrants and (4) the exercise price or ratio;

•	whether and under what conditions Argentina may cancel the warrants;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form in which the warrants will be issued, whether the warrants will be exchangeable for another form, and if registered, where you may transfer and register them;

•	any special U.S. federal income tax considerations; and

•	any other terms of the warrants.

The warrants will be direct, unconditional and unsecured obligations of Argentina and will not constitute indebtedness of Argentina.

Description of Units

If Argentina issues units, it will file the applicable unit agreement and the form of unit with the SEC.  The following description briefly summarizes the principal terms of the units and any unit agreement.  You should read the applicable unit agreement, the form of unit, the applicable prospectus supplement and, if applicable, the collateral arrangements and depositary arrangements relating to the units, before making your investment decision.

Argentina may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each security comprising that unit.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully-registered or global form.

Global Clearance and Settlement

Global Securities

Argentina may issue the debt securities or warrants of a series in whole or in part in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of the debt securities.  Argentina will deposit any global security with a clearing system or its custodian.  The global security will be registered in the name of the clearing system or its nominee or that of a common depositary, which Argentina will identify in the applicable prospectus supplement.  Unless a global security is exchanged in whole or in part for a definitive security, it may not be transferred, except as a whole among the clearing system, its nominees or common depositaries and their successors.  The clearing systems may include any or all of The Depository Trust Company (which we refer to as DTC) in the United States, the Euroclear System (which we refer to as Euroclear) and Clearstream Banking, société anonyme (which we refer to as Clearstream, Luxembourg), in Europe, and any other clearing system or systems specified in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement for an offering, Argentina anticipates that the following provisions will apply to the clearing system arrangements.

Institutions that have accounts with the clearing system, such as securities brokers and dealers, are called participants.  Only participants and persons that hold interests through participants can own beneficial interests in a global security.  The clearing system keeps records of the ownership and transfer of beneficial interests in the global security by its participants.  In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons, such as their customers.  The maintenance of such records will be the sole responsibility of the participants.

If you are a participant, the clearing system will send you a written confirmation of your purchase of beneficial interests in the global security, as well as periodic statements detailing your holdings.  If you are not a participant, you should receive such information from the participant through which you purchased your interests in the global security.  The entity through which you hold your beneficial interests, or the clearing system if you are a participant, will make book-entry transfers for you.  The deposit of the global security with, and the registration of the debt securities in the name of, the clearing system, its nominees or common depositaries will not effect any change in beneficial ownership.

As long as the clearing system for a global security, its nominee or the common depositary, is the registered owner of the global security, it will be considered the sole owner and holder of the debt securities represented by that global security.  As a result, except as provided below or in the applicable prospectus supplement:

•	you will not be entitled to have any of the securities represented by a global security registered in your name; and

•	you will not receive or be entitled to receive physical delivery of any securities in definitive (certificated) form.

The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form.  These laws may impair your ability to own, pledge or transfer beneficial interests in the securities.  The clearing systems can act only on behalf of their direct participants, who in turn act on behalf of indirect participants and certain banks.  Thus, your ability to pledge a beneficial interest in the global security or securities to persons that do not participate in the clearing system through which you hold your securities, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Argentina will make payments of principal and interest on the debt securities to the trustee and the trustee will make payments to the clearing system, its nominee or common depositary.  The clearing system will then credit its participants’ accounts on the payment date in proportion to the interests they hold in the global security as shown on the clearing system’s records on the record date.  In turn, after the participants’ accounts are credited, the participants are expected to credit their customers’ accounts in the same manner.  Payments by participants to owners of beneficial interests in the securities will be governed by standing customer instructions and the customary practices of the participants.  Payments by participants to owners of beneficial interests in the securities will be the sole responsibility of the participants.

If you beneficially own an interest in a global security, you must rely on the procedures of the institutions through which you hold your interest to exercise any of the rights granted to a holder of the securities under the securities or the applicable indenture, warrant agreement or unit agreement.  Under existing industry practice, if you want to take any action that a holder of the global security is entitled to take, then the clearing system would authorize the participant through which you hold your beneficial interest to take that action, and the participant would then either authorize you to take the action or would act for you on your instructions.

Applicable laws, regulations and agreements among the clearing systems, participants and beneficial owners will govern the conveyance of notices and other communications.

Clearing Systems

The following description reflects Argentina’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg.  Argentina has obtained the information in this section from sources it believes to be reliable, including from information made publicly available by each of these clearing systems.

The Depository Trust Company.

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the United States Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the United States Securities Exchange Act of 1934, as amended.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants.  It does this through electronic book-entry changes in the accounts of its direct participants (banks and financial institutions that have accounts with DTC), eliminating the need for physical movement of securities certificates.  DTC is owned by a number of its direct participants and by NYSE Euronext, Inc. and the Financial Industry Regulatory Authority (which we will refer to as FINRA).

DTC can only act on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks.  In addition, unless a global security is exchanged in whole or in part for a definitive security, it may not be physically transferred, except as a whole among DTC, its nominees and their successors.  Therefore, a holder’s ability to pledge a beneficial interest in the global security to persons that do not participate in the DTC system and to take other actions may be limited because the holder will not possess a physical certificate that represents the holder’s interest.

Clearstream, Luxembourg

Clearstream, Luxembourg (formerly Cedelbank) is incorporated under the laws of the Grand Duchy of Luxembourg as a credit institution (établissement de crédit) and is subject to the prudential supervision of the Luxembourg financial sector regulator, the “Commission de surveillance du secteur financier.”

Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg interfaces with domestic markets in several countries.  Clearstream, Luxembourg participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream, Luxembourg is also available to others that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly.  Clearstream, Luxembourg has established an electronic link with Euroclear to facilitate the settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg and Euroclear are indirect participants in DTC through their New York depositaries, which act as links between the clearing systems.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”) under contract with Euro-Clear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking, Finance and Insurance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which are referred to as the “Euroclear Terms and Conditions.”  The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Secondary Market Trading.

(1)	Trading Between DTC Purchasers and Sellers

DTC participants will transfer beneficial interests in the securities among themselves in the ordinary way according to DTC rules governing global security issues.

(2)	Trading Between Euroclear and/or Clearstream, Luxembourg Participants

Participants in Euroclear and Clearstream, Luxembourg will transfer beneficial interests in the securities among themselves in the ordinary way according to the rules and operating procedures of Euroclear and Clearstream, Luxembourg governing conventional Eurobonds.

(3)	Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

When beneficial interests in securities are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream, Luxembourg participant, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date.  Euroclear or Clearstream, Luxembourg will then instruct its depositary to receive the beneficial interests in the securities and make payment for them.   In most cases, this payment must include accrued interest, if any, on the beneficial interest in the securities from and including the last interest payment date to and excluding the settlement date.  On the settlement date, the depositary will make payment to the DTC participant’s account and the securities will be credited to the depositary’s account.  After settlement has been completed, DTC will credit the beneficial interests in the securities to Euroclear or Clearstream, Luxembourg.  Euroclear or Clearstream, Luxembourg will credit the beneficial interests in the securities, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account.  These securities credits will appear the next day (European time) after the settlement date.  The cash debit from the account of Euroclear or Clearstream, Luxembourg will be back-valued to the value date (which will be the preceding day if settlement occurs in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued as of the actual settlement date.

Participants in Euroclear and Clearstream, Luxembourg will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the beneficial interests in the securities by wire transfer of same-day funds on the settlement date.  The most direct way of doing this is to preposition funds for settlement (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the settlement date), either from cash on hand or existing lines of credit.  Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream, Luxembourg until the securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to a participant, the participant may decide not to preposition funds, but to allow Euroclear or Clearstream, Luxembourg to draw on the line of credit to finance settlement for the beneficial interests in the securities.  Under this procedure, Euroclear or Clearstream, Luxembourg would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the securities were credited to the participant’s account.  However, interest on the securities would accrue from the value date.  Therefore, in these cases the interest income on securities that the participant earns during that one-day period may reduce or offset the amount of the participant’s overdraft charges.  Of course, this result will depend on the cost of funds to (i.e., the interest rate that Euroclear or Clearstream, Luxembourg charges) each participant.

Since the settlement will occur during New York business hours, a DTC participant selling a beneficial interest in the security can use its usual procedures for transferring global securities to the depositaries of Euroclear or Clearstream, Luxembourg for the benefit of Euroclear or Clearstream, Luxembourg participants.  The DTC seller will receive the sale proceeds on the settlement date.  Thus, to the DTC participant seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders that use Clearstream, Luxembourg or Euroclear to purchase beneficial interests in the securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the interests in the United States from a DTC participant no later than one day prior to settlement, which would give the interests sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; and

•
staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

(4)	Trading Between a Euroclear or Clearstream, Luxembourg Seller and a DTC Purchaser

Due to time zone differences in their favor, Euroclear and Clearstream, Luxembourg participants can use their usual procedures for transfers of beneficial interests in the securities by their respective clearing system, through its depositary, to a DTC participant.  The seller must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date.  Euroclear or Clearstream, Luxembourg will then instruct its depositary to credit beneficial interests in the securities to the DTC participant’s account and receive payment.  In most cases, this payment must include accrued interest, if any, on the beneficial interest in the securities from and including the last interest payment date to and excluding the settlement date.  The payment will be credited in the account of the Euroclear or Clearstream, Luxembourg participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding day if settlement occurs in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream, Luxembourg participant selling the securities has a line of credit with Euroclear or Clearstream, Luxembourg and elects to draw on such line of credit in anticipation of receiving the sale proceeds in its account, then the back-valuation may reduce or offset any overdraft charges that the participant incurs over that one-day period.

Governing Law

Unless otherwise stated in a prospectus supplement, the warrant agreement and the unit agreement will provide that they are to be governed by, and interpreted in accordance with, the laws of the State of New York, and the securities and the indenture will provide that they are to be governed by, and interpreted in accordance with, the laws of the State of New York or the laws of England and Wales, except with respect to the authorization and execution of each of the warrant agreement, the unit agreement, the securities and the indenture by and on behalf of Argentina, which shall be governed by the laws of Argentina.

Jurisdiction, Consent to Service, Enforceability and Immunities from Attachment

The securities and the indenture provide that, subject to certain exceptions, Argentina will submit to the following courts (to which we refer collectively as “specified courts”) in connection with any suit, legal action or proceeding against Argentina or its properties, assets or revenues with respect to the securities or the indenture:

•	with respect to securities governed by New York law, any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York and the courts of Argentina; and

•	with respect to the securities governed by English law, the courts of England and the courts of Argentina.

In addition, Argentina will agree that a final non-appealable judgment in any proceeding referred to above will be binding upon it and may be enforced by a suit upon such judgment in any other courts that may have jurisdiction over Argentina.

Subject to certain limitations described below, Argentina will appoint the following agents upon whom process may be served in any related proceeding, or any proceeding to enforce or execute a judgment brought in a specified court:

•	with respect to securities governed by New York law, an agent with an office located in The City of New York; and

•	with respect to securities governed by English law, an agent with an office located in England.

These appointments will be irrevocable until all amounts in respect of the principal of and interest due on the securities has been provided to the trustee in accordance with the terms of the indenture, except that if for any reason, any agent for the service of process appointed by Argentina can no longer act in that capacity or no longer maintains an office in The City of New York or England, as the case may be, Argentina will appoint another person to serve as agent for the service of process.

Subject to certain limitations described below, to the extent that Argentina or any of its revenues, assets or properties may be entitled to immunity from suit, Argentina will waive its immunity to the fullest extent permitted by law, except that Argentina’s waiver of immunity will not extend to any proceeding against:

(i)	reserves of the Central Bank;

(ii)
property in the public domain located in the territory of Argentina that falls within the purview of Sections 2337 and 2340 of the Civil Code of Argentina, including but not limited to Argentine waterways, public works, archeological ruins and sites of scientific interest;

(iii)	property located in or outside the territory of Argentina that provides an essential public service;

(iv)
property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 131 to 136 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2005);

(v)	property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, including but not limited to the property, premises and accounts of Argentine missions;

(vi)
property entitled to the immunities of the United States Foreign Sovereign Immunities Act of 1976, including but not limited to property of Argentina not being used by Argentina for a commercial activity in the United States;

(vii)	property used by a diplomatic, governmental or consular mission of Argentina;

(viii)	property of a military character or under the control of a military authority or defense agency of Argentina; or

(ix)	property forming part of the cultural heritage of Argentina.

The waiver of sovereign immunity described above will constitute only a limited and specific waiver for the purpose of the securities and the indenture and not a general waiver of immunity by Argentina or a waiver of immunity with respect to proceedings unrelated to the securities or the indenture.

Argentina, however, will reserve the right to plead sovereign immunity under the FSIA with respect to actions brought against it under the U.S. federal securities laws or any state securities laws.  In addition, the appointments of agents for the service of process will not extend to actions based on these laws.

TAXATION

Argentine Taxation

Under existing laws and regulations of Argentina, if you are an individual that is a non-resident of Argentina or a legal entity that is neither organized in, nor maintains a permanent establishment in Argentina (collectively, a “Non-resident holder”), payments to you of principal and interest on the debt securities will not be subject to taxation in Argentina, and no withholding of any Argentine tax will be required on any such payments to you.  In addition, gains you obtain from the sale or exchange of the debt securities will not be subject to either of Argentine income tax or the VAT tax, and you will not be subject to the Presumptive Minimum Income Tax for the ownership of such debt securities.

In the event of the imposition of withholding taxes or duties, Argentina has undertaken to pay additional amounts on the debt securities, subject to certain limitations as described in “Description of the Securities—Description of Debt Securities—Additional Amounts.”

Pursuant to the Argentine personal asset tax established by Law No. 23,966, as amended (the “PAT”), securities issued by the Federal Government, the Provinces, municipalities and the City of Buenos Aires are exempted from the PAT.

To the extent that holders of the debt securities receive payments through local bank checking accounts the tax on financial transactions may apply.

In the event that it becomes necessary to initiate court proceedings in the City of Buenos Aires to enforce any of the terms and conditions of the debt securities, a court duty of 3% of any amount claimed will be imposed.

The Argentine tax consequences of the warrants will be described in the applicable prospectus supplement.

United States Federal Taxation

If you are a beneficial owner of debt securities that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities (a “U.S. Holder”), the interest you receive on the debt securities (including accruals of original issue discount) generally will be subject to United States federal taxation and will be considered ordinary interest income.

Under current U.S. federal income tax law, if you are a foreign corporation or a non-resident alien individual (a “Non-U.S. Holder”), payments of interest (including original issue discount) that you receive on the debt securities generally will be exempt from U.S. federal income taxes, including withholding taxes.  However, to receive this exemption you may be required to satisfy certain certification requirements (described below) of the United States Internal Revenue Service to establish that you are a Non-U.S. Holder.

Even if you are a Non-U.S. Holder, you may still be subject to U.S. federal income taxes on any interest income, including OID, you receive if:

•	you are an insurance company carrying on a United States insurance business, within the meaning of the United States Internal Revenue Code of 1986, or

•	you have an office or other fixed place of business in the United States to which the income is attributable and the income either

•	is derived in the active conduct of a banking, financing or similar business within the United States, or

•	is received by a corporation the principal business of which is trading in stock or securities for its own account and you are otherwise engaged in a U.S. trade or business.

If you are a Non-U.S. Holder, any gain you realize on a sale or exchange of the debt securities generally will be exempt from U.S. federal income tax, including withholding tax, unless:

•	such gain is effectively connected with the conduct of your trade or business within the United States, or

•	if you are an individual, you are present in the United States for a total of 183 days or more during the taxable year in which such gain is realized and either

•	such gain is attributable to an office or other fixed place of business maintained in the United States, or

•	you have a tax home in the United States.

The trustee must file information returns with the United States Internal Revenue Service in connection with debt securities payments made to certain U.S. Holders.  If you are a U.S. Holder, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the trustee.  You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities.  If you are a Non-U.S. Holder, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

Debt securities held by an individual holder who at the time of death is a non-resident alien will not be subject to United States federal estate tax.

Any special U.S. tax considerations applicable to the warrants will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

Argentina may offer (or permit certain security holders to offer) the debt securities, warrants or units in any of the following ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each prospectus supplement will set forth:

•	the terms of the offering;

•	the name or names of any underwriters or agents;

•	the name of selling security holders;

•	the purchase price of the securities of that series or the outstanding securities to be delivered in exchange for such securities;

•	the net proceeds to Argentina or to any selling security holder from the sale of the securities;

•	any underwriting discounts, agent commissions or other items constituting underwriters’ compensation;

•	any initial public offering price of the securities;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters are used in the sale of any securities, the underwriters will purchase the securities for their own account and may resell them from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price; or

•	at varying prices to be determined at the time of sale.

The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Unless otherwise specified in the applicable prospectus supplement, the underwriters will be obligated to purchase the securities on a firm commitment basis, subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities if any are purchased.  The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

The securities may also be sold directly to the public or through agents designated by Argentina from time to time.  The applicable prospectus supplement will name any agent involved in the offer or sale of securities and will disclose any commissions paid to these agents.  Unless otherwise specified in the applicable prospectus supplement, an agent used in the sale of securities will sell the securities on a reasonable best efforts basis for the period of its appointment.

Argentina may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from Argentina at the public offering price set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a future date specified in that prospectus supplement.  Delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.  The applicable prospectus supplement will set forth the commission payable for solicitation and the terms and conditions of these contracts.

Argentina may offer the securities of any series to present holders of other securities of Argentina as consideration for the purchase or exchange by Argentina of these other securities.  This offer may be in connection with a publicly announced tender, exchange or other offer for these securities or in privately negotiated transactions.  This offering may be in addition to or in lieu of sales of securities directly or through underwriters or agents as set forth in the applicable prospectus supplement.

Argentina may agree to indemnify agents and underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the agents or underwriters may be required to make in respect of any of these liabilities.  Agents and underwriters may engage in transactions with or perform services for Argentina in the ordinary course of business.

Unless otherwise stated in the applicable prospectus supplement, Argentina will not register under the Securities Act the securities that it will offer and sell outside the United States.  Thus, subject to certain exceptions, these securities cannot be offered, sold or delivered within the United States or to U.S. persons.  When securities are offered or sold outside the United States, each underwriter, dealer or agent involved in the sale of the securities will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each of these underwriters, dealers or agents will agree:

•
that it has not offered or sold, and will not offer or sell, any of these unregistered securities within the United States except in accordance with Rule 903 of Regulation S under the Securities Act; and

•
that neither such underwriter, dealer or agent nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to these securities.

In compliance with FINRA guidelines, the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to the prospectus and applicable prospectus supplements will not exceed 8% of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

OFFICIAL STATEMENTS

Information in this prospectus that is identified as being derived from a publication of, or supplied by, Argentina or one of its agencies or instrumentalities relies on the authority of such publication as an official public document of Argentina.  All other information in this prospectus, any prospectus supplement and in the registration statement of which this prospectus is a part, other than that which is included under the caption “Plan of Distribution,” is included as a public official statement made on the authority of Adrián E. Cosentino, Undersecretary of Finance of the Ministry of Economy and Public Finance of Argentina.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon for Argentina by the Attorney General of the Treasury of Argentina or by the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina, by Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to Argentina, as to securities governed by New York law and by Cleary Gottlieb Steen & Hamilton LLP, special English counsel to Argentina, as to securities governed by English law.

The validity of the securities will be passed upon for the underwriters by Argentine counsel to the underwriters named in the applicable prospectus supplement, by Linklaters LLP, special United States counsel to the underwriters as to securities governed by New York law, and by Linklaters LLP, special English counsel to the underwriters, as to securities governed by English law.

As to all matters of Argentine law, Cleary Gottlieb Steen & Hamilton LLP will rely upon the opinion of the Attorney General of the Treasury of Argentina or the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina and Linklaters LLP will rely upon the opinion of Argentine counsel to the underwriters.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of Argentina in the United States is Hernán Lorenzino, Office of the Financial Representative of Argentina, 1800 K Street, N.W., Suite 924, Washington, D.C. 20006.

THE ISSUER
The Republic of Argentina
Ministerio de Economía y Finanzas Públicas
Hipólito Yrigoyen 250
1310 Buenos Aires
Argentina

TRUSTEE
The Bank of New York Mellon 101 Barclay Street Floor 21 West New York, New York 10286 United States

UNDERWRITERS
Banco Barclays S.A. Pca. Prof. Jose Lannes, 40 Brooklin Novo, Sao Paolo 04571-100 Brazil	Citicorp Capital Markets S.A. Florida 183, 5to Piso C1005AAC Buenos Aires Argentina	Deutsche Securities Sociedad de Bolsa S.A. Tucuman 1, Piso 13 C1049AAA Buenos Aires Argentina

LEGAL ADVISORS
To Argentina as to U.S. law:	To the underwriters as to U.S. law:	To Banco Barclays S.A. as to Argentine law:
Cleary Gottlieb Steen & Hamilton LLP	Linklaters LLP	Cabanellas, Etchebarne, Kelly & Dell’Oro Maini
One Liberty Plaza	1345 Avenue of the Americas	San Martín 323
New York, New York 10006	New York, New York 10105	C1004AAG Buenos Aires
United States	United States	Argentina

To the underwriters as to Luxembourg law:	To the underwriters as to Argentine law:
Linklaters LLP Allegro Building Avenue John F. Kennedy 35 L-1855 Luxembourg	Estudio Cárdenas, Di Ció, Romero, Tarsitano & Lucero Abogados Reconquista 360 Piso 6to C1003ABH Buenos Aires Argentina

LUXEMBOURG LISTING AGENT
The Bank of New York Mellon (Luxembourg) S.A. Aerogolf Center, 1A, Hoehenhof L-1736 Senningerberg Luxembourg